Golar LNG Limited, 13 March 2025 Base Prospectus 1 Golar LNG Limited Base Prospectus Global Coordinators and Joint Bookrunners: Joint Bookrunners: Hamilton (Bermuda), 13 March 2025

Golar LNG Limited, 13 March 2025 Base Prospectus 2 Important information The Base Prospectus is based on sources such as annual reports and publicly available information and forward- looking information based on current expectations, estimates and projections about global economic conditions, as well as the economic conditions of the regions and industries that are major markets for Golar LNG Limited (the “Company”, “Golar LNG”, “Group”, “Golar” or “we”). A prospective investor should consider carefully the factors set forth in Chapter 1 Risk factors, and elsewhere in the Prospectus, and should consult his or her own expert advisers as to the suitability of an investment in the bonds. IMPORTANT – EEA AND UK RETAIL INVESTORS - If the Final Terms in respect of any bonds includes a legend titled "Prohibition of Sales to EEA Retail Investors" and/or "Prohibition of Sales to UK Retail Investors", the bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (‘EEA’) and/or in the United Kingdom (the “UK”). Consequently no key information document required by Regulation (EU) No. 1286/2014 (as amended) (the PRIIPs Regulation) (and for the UK, as it forms part of domestic law by virtue of the EUWA (the UK PRIIPs Regulation)) for offering or selling the bonds or otherwise making them available to retail investors in the EEA and/or the UK has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the EEA and/or the UK may be unlawful under the PRIIPs Regulation and/or the UK PRIIPS Regulation. MiFID II product governance and/or UK MiFIR product governance – The Final Terms in respect of any bonds will include a legend titled “MiFID II product governance” and/or “UK MiFIR product governance” which will outline the target market assessment in respect of the bonds and which channels for distribution of the bonds are appropriate. Any person subsequently offering, selling or recommending the bonds (a “distributor”) should take into consideration the target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the bonds (by either adopting or refining the target market assessment) and determining appropriate distribution channels. This Base Prospectus is subject to the general business terms of the Global Coordinators and Joint Bookrunners, available at their websites (www.clarksons.com, www.dnb.no, www.fearnleysecurities.com and www.paretosec.com). The Global Coordinators and Bookrunners and/or any of their affiliated companies and/or officers, directors and employees may be a market maker or hold a position in any instrument or related instrument discussed in this Base Prospectus and may perform or seek to perform financial advisory or banking services related to such instruments. The Global Coordinators' and the Joint Lead Managers’ corporate finance department may act as manager or co- manager for this Company in private and/or public placement and/or resale not publicly available or commonly known. Copies of this Base Prospectus are not being mailed or otherwise distributed or sent in or into or made available in the United States. Persons receiving this document (including custodians, nominees and trustees) must not distribute or send such documents or any related documents in or into the United States. Other than in compliance with applicable United States securities laws, no solicitations are being made or will be made, directly or indirectly, in the United States. Securities will not be registered under the United States Securities Act of 1933 and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. The distribution of the Base Prospectus may be limited by law also in other jurisdictions, for example in non-EEA countries. Approval of the Base Prospectus by Finanstilsynet (the Norwegian FSA) implies that the Base Prospectus may be used in any EEA country. No other measures have been taken to obtain authorisation to distribute the Base Prospectus in any jurisdiction where such action is required. The Base Prospectus dated 13 March 2025 together with a Final Terms and any supplements to these documents constitute the Prospectus. The content of this Base Prospectus does not constitute legal, financial or tax advice and potential investors should seek legal, financial and/or tax advice. Unless otherwise stated, this Base Prospectus is subject to Norwegian law. In the event of any dispute regarding the Base Prospectus, Norwegian law will apply.

Golar LNG Limited, 13 March 2025 Base Prospectus 3 TABLE OF CONTENTS: 1 RISK FACTORS ............................................................................................................... 4 2 DEFINITIONS ................................................................................................................. 9 3 PERSONS RESPONSIBLE ................................................................................................ 11 4 STATUTORY AUDITORS ................................................................................................. 12 5 INFORMATION ABOUT THE ISSUER ................................................................................. 13 6 BUSINESS OVERVIEW ................................................................................................... 15 7 ORGANIZATIONAL STRUCTURE ...................................................................................... 18 8 TREND INFORMATION ................................................................................................... 19 9 ADMINISTRATIVE, MANAGEMENT AND SUPERVISORY BODIES ............................................ 20 10 MAJOR SHAREHOLDERS .............................................................................................. 23 11 FINANCIAL INFORMATION CONCERNING THE COMPANY'S ASSETS AND LIABILITIES, FINANCIAL POSITION AND PROFITS AND LOSSES .................................................... 24 12 DOCUMENTS AVAILABLE .............................................................................................. 26 13 FINANCIAL INSTRUMENTS THAT CAN BE ISSUED UNDER THE BASE PROSPECTUS ............... 27 14 THIRD PARTY INFORMATION AND STATEMENT BY EXPERTS AND DECLARATIONS OF ANY INTEREST ..................................................................................................... 36 CROSS REFERENCE LIST .................................................................................................. 37 GLOBAL COORDINATORS’ AND JOINT LEAD MANAGERS’ DISCLAIMER .................................... 38 ANNEX 1 TEMPLATE FOR FINAL TERMS FOR FIXED RATE BONDS ............................................ 39 ANNEX 2 SUBSIDIARIES .................................................................................................. 48 ANNEX 3 COMPLETE FLEET LIST ........................................................................................ 49

Golar LNG Limited, 13 March 2025 Base Prospectus 4 1 Risk factors Investing in bonds issued by Golar LNG Limited involves inherent risks. As the Company is the parent company of the Group, and a holding company, the risk factors for the Group are deemed to be equivalent for the purpose of this Base Prospectus. The risks and uncertainties described in the Prospectus are risks of which the Company is aware and that the Company considers to be material to its business. If any of these risks were to occur, the Company’s business, financial position, operating results or cash flows could be materially adversely affected, and the Company could be unable to pay interest, principal or other amounts on or in connection with the bonds. Prospective investors should carefully consider, among other things, the risk factors set out in this Base Prospectus, before making an investment decision. The risk factors set out in this Base Prospectus and the Final Terms cover the Company and the bonds issued by the Company, respectively. An investment in the bonds is suitable only for investors who understand the risk factors associated with this type of investment and who can afford a loss of all or part of their investment. Any investor must conduct its own investigations and analysis of the Company and should consult his or her own expert advisors as to the suitability of any investment. 1.1 Risks related to the Group’s business The Group may not be able to obtain financing, to meet obligations as they fall due or to fund growth or future capital expenditures The Group has entered into an Engineering, Procurement and Construction (“EPC”) agreement with CIMC Raffles for a Mark II FLNG. The capital commitment in connection with this agreement is expected to be funded by equity released from the refinancing of existing assets within the Groups fleet and/or an asset backed facility against the Mark II FLNG under construction. The Group cannot assure you that it will be able secure such re/financings on terms acceptable to the Group, or at all. If the Group cannot meet its capital expenditure commitments, it may incur penalties for early termination of the EPC agreement and take redelivery of an incomplete asset under development. Remaining cash on hand together with cashflow from existing operations may not be sufficient to service or repay existing debt, including these bonds, when they fall due. In order to fund FLNG vessels, including the Mark II FLNG vessel and future potential FLNG vessels, liquefaction projects, vessel acquisitions and modifications, increased working capital levels or other capital expenditures, the Group may be required to use cash from operations, incur additional borrowings or raise capital through the sale of debt instruments or additional equity securities. The Group’s assets, loan facilities and the indentures for its bonds are also subject to certain limitations on its business and future financing activities. Due to these restrictions, the Group may need to seek permission from lenders and other stakeholders in order to engage in some corporate actions. The Group’s ability to do so may be limited by the Group’s financial condition at the time of such financing or offering, as well as by adverse market conditions resulting from, among other things, general economic conditions, prevailing commodity prices, sanctions and other contingencies and uncertainties that are beyond the control of the Group. A failure to obtain funds for capital expenditures could impact the Group’s results of operations, financial condition and its ability to repay the Bonds. The Group’s ability to service its debt is dependent on cash flow from its subsidiaries The Company is the sole obligor under the Bond Terms. The Company is a holding company and relies principally on cash flows earned and dividends paid by its subsidiaries for cash requirements, including the funds necessary to service any debt it may incur. The Company’s subsidiaries may be restricted in their ability to transfer a portion of their net income to the Company due to legal restrictions in their respective jurisdictions or countries in which they operate, working capital needs, financial covenants, agreements with third parties or other contractual or legal obligations, whether in the form of dividends, loans or advances, and the imposition of such a limitation could materially and adversely limit the Company’s ability to service unsecured debts, grow, make investments or acquisitions that could be beneficial to its businesses, or otherwise fund and conduct its business.

Golar LNG Limited, 13 March 2025 Base Prospectus 5 The FLNG conversions undertaken by the Group are highly complex FLNG vessels are complex, and their operations are technically challenging and subject to mechanical risks and problems. Unforeseen operational problems with the Hilli Episeyo (“FLNG Hilli”), FLNG Gimi, including during her commissioning, or future projects by the Group, including its Mark II FLNG, may lead to delays in the vessel being accepted by its customer, it not being accepted at all, a loss of future revenues or higher than anticipated future operating expenses or require additional capital expenditures. The completion of the Mark II FLNG retrofit and conversion of future Group vessels into FLNG vessels could be subject to significant cost overruns. If the shipyard is unable to deliver any converted FLNG vessel on time or at all, the Group might be unable to perform its obligations under a related customer agreement. Furthermore, if any of the company’s FLNG vessels, once converted or modified, are unable to meet certain performance requirements or perform as intended, such vessels may have to accept reduced rates, the Group may be required to surrender operational control, or a customer contract could be terminated. Any of these possibilities would have a negative impact, which could be significant, on the Group’s business, results of operations and financial condition. In addition, due to the new nature of the technology, only a very limited number of contractors have relevant experience with FLNG conversions and as a result the Group is reliant on a small number of contractors. Accordingly, a change of contractors, for any reason, would likely result in higher costs and a significant delay to our delivery schedules. The Group operates or seeks to operate in jurisdictions with considerable political and security risks The Group’s FLNG assets operate in the offshore waters of Cameroon, Mauritania and Senegal, and the Group is also pursuing projects which could lead to future operations in Argentina, and/or similar areas of the world, where there are heightened political and security risks. The impact from such risks to the Group’s business may materialize in political or social unrest, which may lead to damage to the vessels or infrastructure necessary to support the vessels, detention, nationalisation or loss of a vessel with limited effective measures mitigate such detention or loss, loss of life, reputational damage, loss of rights and/or loss of earnings. Risk related to accidents, spills or maritime disasters All vessels and industrial processes carry or involve potential pollutants and consequently the operation of FLNGs, LNG carriers and FSRUs is inherently risky. Due to the nature of the operations of the Group, the Group’s vessels and cargo is at risk of being damaged or lost because of events such as leaks, fire, explosion, marine disasters, acts of piracy, environmental accidents, bad weather, mechanical failures, grounding and collisions, human error, national emergency and war and terrorism. Any of these risks, should they materialize, could cause damage or loss of a vessel, loss of life or other environmental consequences. Further, the costs of compliance associated with changes in environmental regulations could require significant expenditures, and breaches of such regulations may result in the imposition of material fines and penalties or temporary or permanent suspension of production operations. Demand for FLNGs, including the current speculatively ordered Mark II FLNG The profitability and prospects of the FLNG sector are subject to prevailing energy prices and demand as well as other competitive factors. While global LNG demand has continued to rise, the rate of its growth has fluctuated for several reasons, including fluctuations in the price of natural gas and other sources of energy, the availability and pricing of renewables, the highly complex and capital-intensive nature of new and expanded LNG projects, and the emergence of new competiton. Golar’s ability to secure business for its FLNGs, including the speculatively ordered Mark II FLNG currently under construction, and the results Golar’s operations and the financial condition of the Group will consequently depend on world energy prices, the availability and pricing of new cleaner energy solutions, the competitive landscape, and demand for LNG and FLNGs. Southern Energy S.A. is unable to reach a Final Investment Decision for the FLNG Hilli redeployment project The FLNG Hilli is coming to the end of its current contract, and the Group is redeploying the FLNG Hilli on a new 20-year definitive agreement with Southern Energy S.A in Argentina. The final investment decision has not yet been made and consequently the Group cannot guarantee that conditions for commencement of the new definitive agreement, including but not limited to, an export licence, environmental assessment and Final Investment Decision, will be met. Material delays to, or failure by, Southern Energy S.A. to satisfy the conditions precedent and/or a failure by Golar to secure a timely alternative employment opportunity could lead to a period, of unknown duration, of unemployment for the FLNG Hilli, which could adversely affect the Group’s financial performance, cash- flow generation, its ability to secure attractive finance to fund capital expenditure and commitments and its ability to service its existing debt. The value of the Group’s FLNGs may fluctuate Vessel values can fluctuate substantially over time due to a number of different factors, such as employment status, prevailing economic and market conditions in the natural gas and energy markets; increases in the supply of vessel capacity without a commensurate increase in demand, the type, size and age of a vessel; and the cost of retrofitting or modifying an existing vessel. Any impairment charges incurred as a result of a decline in market value of our

Golar LNG Limited, 13 March 2025 Base Prospectus 6 vessels against their carrying value could negatively affect our business, financial condition, operating results, the trading price of our common shares and our ability to refinance existing secured and unsecured debt. The Group is dependent on its executive management, senior management team and key employees with relevant experience The Group is dependent upon its executive management, as well as its senior management team and a small number of key employees with relevant and highly specific operational, technical, commercial and financial experience and skillsets relating to the LNG industry and value chain. Without limitation, an example would be the securing and negotiation of an FLNG charter party and subsequent project execution of such a contract. The loss of such personnel and the failure to successfully recruit replacements in a timely manner, or at all, would have a material adverse effect on the groups business, prospects, financial condition and results of operations. A loss of one or more individuals within these groups may expose the Group to lack of sufficient knowledge about one or more of the projects or activities the Group is engaged in – leading to a situation whereby our ability to deliver or execute according to contracted terms could be compromised which in turn may have a material economic impact on the Group. The Group may be exposed to these situations in respect of commercial, financial, legal and operational relationships across existing customers, service providers and lenders and prospective new business activities. Risk of maritime liens Governments, customers, crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may take, seek or be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages, valid or not. In many jurisdictions, a maritime lien holder may enforce its lien by arresting or attaching a vessel through foreclosure proceedings. In addition, in some jurisdictions a claimant may arrest both the vessel which is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner. The arrest or attachment of one or more of the Group’s vessels could interrupt the business or require large sums of money to have the arrest or attachment lifted, which could have a negative effect on the Company’s cash flows and the ability to service its debt. Guarantee obligations in respect of current and former affiliates and others The Group has provided or may provide certain tax indemnifications and other guarantees to the buyers of former group entities and affiliates. If a tax claim were to arise in respect of any such entity/affiliate covering a period prior to its sale, Golar could be required to compensate the current owner for this. Similarly, if a former asset is unable to meet certain specified performance levels during a guarantee period we may also be required to compensate the current owner for this. Satisfying such claims could have a material adverse effect on the Group’s cashflows and financial condition. Continued provision of management services is reliant on third parties The Group has entered into certain agreements with third parties for the provision of certain technical, crew, commercial and other agreements. As the Group is responsible for the operating expenses under such agreements, significant fluctuation of such expenses could materially and adversely affect the Group’s results of operations. If the Group is unable to deliver the services that it is contracted to provide, it could result in a material adverse effect on its reputation and its results of operations. Counterparty risks The performance of an underlying vessel can depend heavily on its customer’s ability to perform their obligations under agreed Lease and Operate Agreements, Liquefaction Tolling Agreements and other commercial agreements. Underperformance or default by a counterparty on its obligations under these agreements may have material adverse consequences to our results of operations, cash flows and our financial condition. Tax A change in tax laws in any country in which we operate or have previously operated could adversely affect us. Tax laws, treaties and regulations are highly complex and subject to interpretation. Consequently, we and our subsidiaries are subject to changing laws, treaties and regulations in and between the countries in which we operate. Our tax expense is based on our interpretation of the tax laws in effect at the time the expense was incurred. A change in tax laws, treaties or regulations, or in the interpretation thereof, in any country in which we or any of our subsidiaries operates, or in which we or any of our subsidiaries is organized, could result in us incurring a materially higher tax expense or having a higher effective tax rate on our earnings. Any such changes in the applicable tax laws, treaties and regulations could adversely affect our business, results of operations and financial condition.

Golar LNG Limited, 13 March 2025 Base Prospectus 7 1.2 Risks related to the market and economic conditions Macroeconomic conditions Changes in national and international economic conditions, including, for example interest rate levels, inflation and employment levels may influence the valuation of real tangible and financial assets. In turn, this may impact the demand for goods and services and assets globally and thereby the macro economy. The current macroeconomic situation is uncertain and there is a risk of negative developments. The conflict in Ukraine have impacted the European gas market and in turn the demand for FLNGs. Tarriff and sanction threats and counterthreats together with tense relations between the US and China may also affect the business of the Group. Construction and conversion costs of future FLNG projects may be impacted by supply and demand in the yard and construction sectors affected by sanctions. These factors may have an adverse effect on the Group’s business, financial condition, results of operations or its future prospects. Covenant and cross-default risks The Group’s loan agreements include financial covenants relating to liquidity, net worth and net debt to net worth ratio. If these covenants are not complied with, the Group may not be able to draw on its credit facilities and outstanding amounts may become due and payable immediately. The Group’s loan agreements and the Bond Terms contain certain cross-default provisions. Defaults by, or the insolvency of, any subsidiaries of the Group could result in the obligation of the Group to make payments under parent company financial or performance guarantees in respect of such subsidiaries’ financial indebtedness, or cause cross-defaults on other financial indebtedness of the Group, or cause the Company to be in breach of the Bond Terms. If the Company or any Group company is required to repay any financial indebtedness and alternative financial resources are not available at such time, this may have an adverse effect on the Group’s liquidity and financial condition. Currency exchange risk Our operating revenue is normally payable in US Dollars and the value of the vessels is normally denominated in US Dollars. However, certain revenues, expenses, assets and liabilities are denominated in Euro, the British Pound, the Norwegian Kroner and other currencies. Thus, currency fluctuations may affect both the investors' return and the Group‘s cash flows, financial condition and results of operations. 1.3 Risks related to the Bonds Risk of being unable to repay the Bonds The Group's ability to generate cash flow from operations and to make scheduled payments on and to repay its indebtedness, including the Bonds, will depend on the future financial performance of the Group. The future performance of the Group is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our indebtedness and make necessary capital expenditures. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations. Risks related to the market for the Bonds There is no existing market for the Bonds, and there can be no assurance given regarding the future development of a trading market for the Bonds. The pricing of the Bonds can be volatile. Potential investors should note that it may be difficult or even impossible to trade and sell the Bonds in the secondary market. Even if the Bonds are admitted to trading, active trading in the Bonds may not occur and a liquid market for trading in the Bonds may not be available even if the Bonds are listed. Optional redemption of Bonds by the Company may impact the value of the Bonds The Bonds may be subject to optional redemption by the Company, which may have a material adverse effect on the value of the Bonds. The terms and conditions of the Bonds will provide that the Bonds shall be subject to optional redemption by the Company at their outstanding principal amount, plus accrued and unpaid interest to the date of redemption, plus a premium calculated in accordance with the terms and conditions of the Bonds. This is likely to

Golar LNG Limited, 13 March 2025 Base Prospectus 8 limit the market value of the Bonds. It may not be possible for bondholders to reinvest proceeds at an effective interest rate as high as the interest rate on the Bonds. Changes in exchange rates may have a material adverse effect on the value of the principal payable on the Bonds As the Company will pay principal and interest on the Bonds and make any other payments under the Bonds in USD, significant changes to the applicable exchange rates due to economic, political or other factors over which the Group has no control, present certain risks if an investor’s financial activities are denominated principally in a currency other than USD. Further, exchange controls imposed or modified by the relevant authorities could adversely affect an applicable exchange rate, and as a result the investors may receive less or no interest or principal. Put Option Event - the Company’s ability to redeem the Bonds with cash may be limited Upon the occurrence of a Put Option Event, each individual bondholder shall have a right of pre-payment of the Bonds as set out in the Bond Agreement. However, it is possible that the Company may not have sufficient funds to make the required redemption of Bonds, resulting in an event of default under the Bonds. The consequence of such a situation is that bondholders may take legal action in order to redeem the value of their investment. The terms and conditions of the Bonds will allow for modification of the Bonds or waivers or authorisations of breaches and substitution of the Company which, in certain circumstances, may be affected without the consent of bondholders The terms and conditions of the Bonds will contain provisions for calling meetings of bondholders and certain written amendment procedures. These provisions permit defined majorities to make decisions affecting and binding all bondholders. The bond trustee may, without the consent of the bondholders, agree to certain minor modifications of the agreement for the terms and conditions of the Bond and other finance documents which, in the opinion of the bond trustee, are proper to make and will not adversely affect the bondholder's rights. No action against the Company and bondholders' representation In accordance with the terms and conditions of the Bonds, the bond trustee will represent all bondholders in all matters relating to the Bonds and the bondholders are prevented from taking actions on their own against the Company. Consequently, individual bondholders do not have the right to take legal actions to declare any default by claiming any payment from the Company directly and may therefore lack effective remedies unless and until a requisite majority of the bondholders agree to take such action.

Golar LNG Limited, 13 March 2025 Base Prospectus 9 2 Definitions Additional Bonds Means the debt instruments issued under a Tap Issue, including any Temporary Bonds. Please see Bonds Terms for definition of Tap Issue and Temporary Bond. Annual Report 2023 The audited consolidated financial statements of Golar LNG Limited as of and for the year ended December 31, 2023, included in the 2023 Form 20- F filed with the United States Securities and Exchange Commission. Annual Report 2022 The audited consolidated financial statements of Golar LNG Limited as of and for the year ended December 31, 2022, included in the 2022 Form 20- F filed with the United States Securities and Exchange Commission. Base Prospectus This document dated 13 March 2025. Bonds Means (i) the debt instruments issued by the Issuer pursuant to the Bond Terms including any Additional Bonds, and (ii) any overdue and unpaid principal which has been issued under a separate ISIN in accordance with the regulations of the CSD from time to time. Bonds Terms Means the terms and conditions, including all Attachments which form an integrated part of any Bond Terms to be listed under this Base Prospectus, in each case as amended and/or supplemented from time to time. Please see Bond Terms for definition of Attachment. BP BP Mauritania Investments Ltd. CIMC CIMC Raffles COD Commercial Operations Date Company/Issuer/Golar LNG Golar LNG Limited, a corporation organised under the laws of Bermuda. EPC Engineering, Procurement and Construction FID Final Investment Decision Final Terms Document to be prepared for each new issue of bonds under the Prospectus. The template for Final Terms is included in the Base Prospectus as Annex 2. The template for Final Terms has been approved by the Norwegian FSA, as competent authority under Regulation (EU) 2017/1129. The Norwegian FSA only approves this template for Final Terms as meeting the standards of completeness, comprehensibility and consistency imposed by Regulation (EU) 2017/1129. Such approval should not be considered as an endorsement of the quality of the securities that are the subject of this template for Final Terms. Investors should make their own assessment as to the suitability of investing in the securities. FLNG Floating Liquefaction Natural Gas vessel FPSO Floating Production, Storage and Offloading unit FSRU Floating Storage and Regasification Unit Global Coordinators: DNB Bank ASA and Pareto Securities AS Group Golar LNG Limited and its subsidiaries from time to time GTA Greater Tortue Ahmeyim

Golar LNG Limited, 13 March 2025 Base Prospectus 10 Interim Report Q2 2024 The unaudited condensed consolidated financial statements of Golar LNG Limited as of and for the six-month period ended June 30, 2024, included in the Form 6-K filed with the United States Securities and Exchange Commission. Interim Report Q3 2024 The unaudited condensed consolidated financial statements of Golar LNG Limited as of and for the nine-month period ended September 30, 2024, included in the Form 6-K filed with the United States Securities and Exchange Commission. Q4 2024 trading update Preliminary (unaudited) financial information and trading update for the quarter and year ended December 31, 2024. Joint Lead Managers Clarksons Securities AS and Fearnley Securities AS LC Letter of Credit LNG Liquefied Natural Gas LNGC Liquid Natural Gas Carrier LOA Lease and Operate Agreement LTA Liquefaction Tolling Agreement MK I FLNG A FLNG vessel design with a capacity of between around 2.4MTPA and 2.7MTPA based on the conversion of an existing LNG carrier MK II FLNG A FLNG vessel design with a capacity of around 3.5MTPA based on the conversion of an existing LNG carrier MMBtu 1 Million British Thermal Units MTPA Million Tons Per Annum PAE Pan American Energy SNH Société Nationales des Hydrocarbures SESA Southern Energy S.A. ST LNGC Steam Turbine propulsion LNGC TTF Dutch Title Transfer Facility, a virtual trading point for natural gas in the Netherlands U.S. GAAP United States generally accepted accounting principles

Golar LNG Limited, 13 March 2025 Base Prospectus 11 3 Persons responsible 3.1 Persons responsible for the information Persons responsible for the information given in the Base Prospectus are as follows: Golar LNG Limited 2nd Floor, S.E. Pearman Building 9 Par-la-Ville Road, Hamilton HM 11, Bermuda 3.2 Declaration by person/s responsible Golar LNG Limited declares that, to the best of its knowledge, the information contained in the Base Prospectus is in accordance with the facts and that the Base Prospectus makes no omission likely to affect its import. Eduardo Maranhão Chief Financial Officer Golar LNG Limited Hamilton (Bermuda) March 2025 Approval of the Base Prospectus The Base Prospectus has been approved by the Norwegian FSA, as competent authority under Regulation (EU) 2017/1129. The Norwegian FSA only approves this Base Prospectus as meeting the standards of completeness, comprehensibility and consistency imposed by Regulation (EU) 2017/1129. Such approval should not be considered as an endorsement of the quality of the securities or the Issuer that is the subject of this Base Prospectus. Investors should make their own assessment as to the suitability of investing in the securities.

Golar LNG Limited, 13 March 2025 Base Prospectus 12 4 Statutory Auditors The statutory auditor for the Issuer for the period covered by the historical financial information in this Base Prospectus is Ernst & Young LLP, an independent registered public accounting firm. Ernst & Young LLP is a member of the Institute of Chartered Accountants in England and Wales. Ernst & Young LLP has its registered address at 1 More London Place, London SE1 2AF, United Kingdom.

Golar LNG Limited, 13 March 2025 Base Prospectus 13 5 Information about the Issuer 5.1 History and development of the Company 5.1.1 Name and contact details The legal name of the Issuer is Golar LNG Limited, the commercial name is Golar LNG. The address, telephone number and website of the Issuer’s principal place of business is as follows: Golar LNG Limited 2nd Floor, S.E. Pearman Building 9 Par-la-Ville Road, Hamilton HM 11, Bermuda Telephone: +1 (441) 295-4705 Website https://www.golarlng.com The information on the website mentioned above does not form part of the Base Prospectus unless that information is incorporated by reference into the Base Prospectus. 5.1.2 Place of registration, registration number and LEI code The Company is registered with the Registrar of Companies in Bermuda with registration number 30506. The Company’s LEI code is 213800C2VSFZG3EZLO34. 5.1.3 Incorporation, domicile and legal form The Company is a corporation organised under the laws of Bermuda. Golar LNG Limited was incorporated on May 20, 2001. The Company operates under the provisions of the Bermuda Companies Law of 1981. 5.1.4 Objects and purposes Golar LNG’s primary business is to provide offshore infrastructure for the liquefaction of LNG. The Company is also responsible for the operation of two FSRUs on behalf of third party owners under management agreements. The Company's Memorandum of Association and Bye-laws can be found at the Company's website: https://www.golarlng.com/investors/legal/memorandum-of-association-and-bye-laws.aspx 5.1.5 Recent events for evaluation of the issuer’s solvency In September 2024, Golar LNG signed an EPC agreement with CIMC for a 3.5 MTPA MK II FLNG vessel. The project will utilize the Golar owned LNG carrier Fuji LNG with a storage capacity of 148,500 m3. The total EPC price is USD 1.6 billion. The total budget for the MK II FLNG conversion is USD 2.2 billion, inclusive of the conversion vessel, yard supervision, spares, crew, training, contingencies, initial bunker supply and voyage related costs to deliver the FLNG to its operational site but excluding financing costs. The MK II FLNG is expected to be delivered in Q4 2027. As of December 31,, 2024, assets under development directly associated with the MK II FLNG amounted to USD 0.5 billion. Vessels and Equipment, net in respect of MK II FLNG conversion candidate Fuji LNG amounted to USD 0.1 billion. Equity released from expected refinancings of existing FLNG assets and/or a corporate debt facility and/or equity, as well as USD 0.6 billion of cash and cash equivalents as of December 31, 2024 are expected to fund a material portion of the remaining USD 1.6 billion of MK II FLNG capital expenditure. During 2025, Golar LNG also expects to secure an attractive employment contract for the MK II FLNG. A debt facility secured by the contracted MK II FLNG will then be pursued to fund any remaining unfunded capital expenditure, as well as provide funding for further growth.

Golar LNG Limited, 13 March 2025 Base Prospectus 14 5.1.6 Changes in borrowing and funding structure since the last financial year In September 2024, Golar LNG closed USD 300.0 million of these Bonds. These Bonds will mature in September 2029 and bear interest at 7.75% per annum. Contemporaneous with the closing, Golar repurchased USD 10.3 million of the 2021 Unsecured Bonds at 101.25% of par, for a total consideration of USD 10.7 million, inclusive of USD 0.3 million of accrued interest. Proceeds of these bonds, net of fees and 2021 Unsecured Bond repurchases, will be applied towards capital expenditure, refinancing of debt and general corporate purposes. In September 2024, Golar LNG increased its funding commitment to wholly owned subsidiary Macaw Energies by USD 5.0 million, from USD 25.0 million to USD 30.0 million. In October 2024, Golar LNG repaid in full its USD 9.1 million debt facility in respect of the ST LNGC Golar Arctic. The unencumbered vessel was subsequently sold in February 2025 for USD 24.0 million in cash. In November 2024, an ICBC sale and lease back facility that was novated to Cool Company Ltd in respect of two vessels that it purchased from Golar LNG in 2022 was refinanced. Contemporaneous with Cool Company Ltd’s refinancing, a Golar LNG guarantees in respect of USD 146.5 million of associated ICBC debt were released. In November 2024, following agreement by the consortium of lenders behind the current USD 700 million Gimi debt facility, we drew down the final USD 70 million tranche. In December 2024, Golar LNG acquired all remaining minority ownership interests in FLNG Hilli. The acquisitions comprised all third-party interests in the asset, including a total of 5.45% common units, 10.9% Series A shares and 10.9% Series B shares. The total consideration for the acquisitions was USD 90.2 million, of which USD 59.9m was in equity. The USD 30.3 million balance was comprised of a pro-rata share in the existing FLNG Hilli debt facility that we already consolidate. In addition, former minority owner, Seatrium, and Golar agreed to resolve other remaining open items resulting in a USD 7.2 million payment by Golar to Seatrium in relation to a FLNG Hilli Train 3 utilization bonus and settlement of historical work related to a former Golar owned LNGC, the Golar Gandria. Following these resolutions there are no outstanding contractual arrangements between Seatrium and Golar related to existing assets. In January 2025, Golar entered into a share purchase agreement for the sale of all its shares in Avenir LNG Limited to Stolt-Nielsen Gas Ltd. for a total consideration of USD 39.1 million. The Transaction closed in February 2025. 5.1.7 Expected financing of activities Golar LNG expects to use the proceeds from these Bonds, together with proceeds from other planned refinancings to fund capital expenditure, refinance debt and for general corporate purposes. Golar LNG owns 100% of Golar MK II Corporation, the entity that has entered into the EPC agreement with CIMC and that owns the LNGC Fuji LNG that will be converted into the MK II FLNG. The total capital expenditure budget for the conversion project is estimated at USD 2.2 billion, inclusive of the conversion vessel (Fuji LNG), yard supervision, spares, crew, training, contingencies, initial bunker supply and voyage related costs to deliver the FLNG to its operational site, but excluding financing costs. Of the USD 2.2 billion budget, around USD 1.6 billion is payable to CIMC in connection with the EPC agreement signed in September 2024. As of December 31,, 2024, Golar MK II Corporation had assets under development directly associated with the MK II FLNG of USD 0.5 billion, as well as Vessels and Equipment, net of USD 0.1 billion in respect of conversion candidate Fuji LNG. Equity released from expected refinancings of existing FLNG assets and/or a corporate facility and/or equity as well as USD 0.6 billion of cash and cash equivalents as of December 31,, 2024 are expected to fund a material portion of the remaining USD 1.6 billion of MK II FLNG capital expenditure. During 2025, Golar LNG also expects to secure an attractive employment contract for the MK II FLNG. A debt facility secured by the contracted MK II FLNG will then be pursued to fund any remaining unfunded capital expenditure, as well as provide funding for further growth. Golar LNG may also from time to time incur capital expenditure on modifications to existing FLNGs in order to comply with new client requirements to secure long-term chartering opportunities or enable a sale of the vessel.

Golar LNG Limited, 13 March 2025 Base Prospectus 15 6 Business Overview 6.1 General Golar LNG Limited is an international independent provider of FLNG as a service. Prior to the sale of Golar Arctic and Fuji LNG’s February 2025 arrival at CIMC’s yard for conversion to a MK II FLNG, Golar also operated in the shipping market but has now exited this segment. Golar was formed in 2001. Golar is publicly listed on the NASDAQ Global Select stock exchange under the ticker: GLNG. Our primary strategy focuses on providing FLNG infrastructure as a service on long-term contracts to customers. In executing our strategy, we may engage in vessel or business acquisitions, divestments or enter into joint ventures and partnerships with companies that enable increased access to emerging opportunities from the global expansion of LNG markets. Other opportunities where we have a unique competitive advantage similar to FLNG will be pursued, including but not limited to an expansion and roll-out of the small scale land-based flare-to-LNG business currently being pursued by wholly owned subsidiary, Macaw Energies. 6.2 Main categories of services performed and principal markets Liquefaction (FLNG) After natural gas is transported by pipeline from a resource owners production field to a shore-based liquefaction facility, it is supercooled to a temperature of negative 160 degrees Celsius. This process reduces its volume to 1/600th of its volume in a gaseous state. The reduced volume facilitates economical storage and transportation by ship over long distances, enabling countries with limited natural gas reserves or limited access to long-distance transmission pipelines to import natural gas. Golar offers gas resource holders a low-cost rapid deployment solution, FLNG, that liquefies natural gas offshore. Golar’s FLNG investment proposition is built on a sound technical and commercial offering, derived from structurally lower unit capital costs and short lead times compared to a typical shore-based project. FLNG allows smaller resource holders to enter the LNG business and occupy a legitimate space alongside the largest resource holders, major oil companies and world-scale LNG buyers. For established LNG industry participants, the prospect of the Company’s low-cost small footprint FLNG solution provides a compelling alternative to traditional land-based projects. Following the sale of our downstream business in 2021 and the Golar Arctic in February 2025, the Company is focussed on using its unique FLNG technology and operational experience to increase its portfolio of contracted FLNG infrastructure assets. Compared to onshore terminals, FLNG is in the early stages of development. Our FLNGs offer a solution for stranded reserves (such as lean gas sourced from offshore fields) for which geographical, technical, political and economic limitations restrict the ability to convert these gas reserves to LNG. They can also be used to accelerate the monetization of large onshore gas reserves, allowing the customer to re-invest cash flows generated from the sale of LNG produced by FLNG into the eventual construction of a larger onshore facility. For smaller gas reserves, most FLNGs offer a more viable economic solution to the traditional giant land-based projects as they can be relatively easily re-deployed after a field has been depleted. Golar’s liquefaction solutions place liquefaction technology on board an existing LNG carrier using a low-cost execution model resulting in a construction and commissioning time of approximately four years. Golar is the only company in the world to have entered into agreements for the long-term employment of FLNGs based on the conversion of an existing LNG carrier. Please see Annex 4 for a list of the Company’s vessels in the FLNG segment as of December 31, 2024. FLNG Hilli The FLNG Hilli conversion was completed in October 2017, arrived offshore Cameroon in November 2017 and was accepted by Perenco, a hydro-carbon producer (and the current customer), in May 2018. Under the LTA, FLNG Hilli is scheduled to provide liquefaction services until July 2026 and is required to make available 1.4 million tonnes of base liquefaction capacity per annum. Perenco will also compensate the disponent owner of FLNG Hilli, Golar Hilli Corp (“Hilli Corp”) annually for production above the 1.4 million tonne base. Perenco pays Hilli Corp a monthly tolling fee, which consists of i) a fixed element of hire, ii) an element related to the price of Brent crude oil where the Company receives incremental tolling fees when the price rises above USD 60.00 per barrel up to a contractual ceiling, and iii) an element related to the TTF natural gas price relating to 0.2 million tonnes of the 1.4 million tonnes of annual base capacity. The LTA also provides certain termination rights to Perenco and Hilli Corp. In the event of termination by Perenco because of Hilli Corps underperformance or non-performance, the LTA provides for the payment by Hilli Corp of

Golar LNG Limited, 13 March 2025 Base Prospectus 16 termination payments of up to USD 100.0 million, which is secured by an LC, USD 60.0 million of which is cash collateralized. As of December 31, 2024, FLNG Hilli has produced the required 1.4 million tonnes per annum equivalent of base capacity. In July 2024, Golar LNG entered into definitive agreements with PAE for a 20-year deployment of a FLNG vessel in Argentina. The FLNG project is expected to monetize Argentine gas, tapping into the Vaca Muerta shale formation in the Neuquen Basin. Expected to start LNG exports within 2027, the project includes a FLNG charter agreement with Golar that incorporates a base tariff and commodity exposure to LNG sales prices. The project expects to utilize FLNG Hilli, with a nameplate capacity of 2.45 MTPA, providing an equivalent net tariff of USD 2.6/mmBtu (based on 90% capacity utilization), with an additional commodity-linked pricing element. As part of the agreements, Golar will hold a 10% stake in SESA, a consortium of leading natural gas producers in Argentina. SESA is responsible for the purchase of domestic natural gas, operations, and sale and marketing of LNG volumes produced by the FLNG. In March 2025, this project remains subject to defined conditions precedent, including an export license, environmental assessment and Final Investment Decision by SESA. FLNG Gimi FLNG Gimi is contracted to BP under a 20-year LOA to serve BP’s GTA field on the maritime border of Mauritania and Senegal. Conversion of the FLNG Gimi was completed in November 2023 and the vessel arrived at BP’s purpose-built offshore hub in January 2024 where it was moored, awaiting receipt of feedgas from BP’s FPSO. FLNG Gimi, owned by Gimi MS Corporation, has a nameplate capacity of 2.7 MTPA and will be required to liquefy 2.4 MTPA under the LOA. Following a commercial reset in August 2024, Golar is contractually entitled to receive daily payments for the period from January 10, 2024, when FLNG Gimi arrived at the hub, until the COD. Under the arrangements and based on BP’s latest timeline, Golar expects to receive USD 220.0 million across 2024 and 2025 in pre-COD compensation, inclusive of milestone bonuses. Pre-COD compensation, net of USD 110.0 million of liquidated damages previously paid to BP, is being deferred on the balance sheet. FLNG Gimi commissioning has commenced, and based on BP’s latest project schedule, COD is expected within Q2 2025. COD will trigger the start of the 20-year LOA and recognition of contractual payments comprised of capital and operating elements in both the balance sheet and income statement. These contractual payments are expected to be the annual equivalent of earnings before interest, tax, depreciation, and amortization of USD 215 million. Golar LNG owns 70% of Gimi MS Corporation and will therefore be entitled to USD 151 million. MK II FLNG Golar LNG has signed an EPC agreement with CIMC for a MK II FLNG vessel with an annual liquefaction capacity of 3.5 MTPA. Under the agreement with CIMC, Black & Veatch will provide its licensed PRICO® technology, perform detailed engineering and process design, specify and procure topside equipment and provide commissioning support for the FLNG topsides and liquefaction process, similar to Black & Veatch’s role in the construction of FLNG Hilli and FLNG Gimi. The Golar MK II design is an evolution of the MK I design of FLNG Hilli and FLNG Gimi and is also based on the conversion of an existing LNG carrier to a FLNG. The MK II design allows for a modularization of the construction process as well as further efficiency and operability advances based on learnings from previous experience on constructing and operating the Company’s existing FLNG assets. The project will utilize the 100% Golar owned LNG carrier Fuji LNG with a storage capacity of 148,500 m3. The total EPC price is USD 1.6 billion and the total budget for the MK II FLNG conversion is USD 2.2 billion. Of the USD 2.2 billion conversion budget, Golar has spent US 0.6 billion as of December 31, 2024. Conversion candidate Fuji LNG was delivered to CIMC’s yard in February 2025 and is expected to be redelivered to Golar as a MK II FLNG in Q4 2027. As part of the EPC agreement Golar also secured an option for a second MK II FLNG conversion slot at CIMC for delivery within 2028. Shipping LNG carriers transport LNG at negative 160 degrees Celsius internationally between liquefaction facilities and import terminals. LNG carriers include a sophisticated containment system that holds the LNG and provides insulation to reduce the amount of LNG that evaporates naturally during voyages.

Golar LNG Limited, 13 March 2025 Base Prospectus 17 LNG carriers are usually chartered to carry LNG pursuant to time-charter contracts, where a vessel is hired for a fixed period and the charter rate is payable to the owner monthly, in advance. LNG shipping historically has been transacted with long-term, fixed-rate time-charter contracts. Most shipping requirements for new LNG projects continue to be provided on a long-term basis, though the levels of spot voyages (typically consisting of a single voyage), short-term time-charters and medium-term time-charters have grown in recent years. As vessels age, new larger vessels with more efficient propulsion technology become available, emissions regulations tighten and initial long-term charters expire, ships become less economic and attractive to charter on new long fixed rate time charters. As a result, they are typically more exposed to the volatile spot, short- and medium-term charter markets. As of December 31, 2024, Golar had two LNG carriers, the 2004 built ST powered Fuji LNG and the 2003 built ST powered Golar Arctic. In early 2025 Fuji LNG completed a short-term charter and entered CIMC’s yard for conversion into Golar’s first MK II FLNG and Golar Arctic, which was unsuitable for conversion, was sold. Golar no longer operates in the shipping segment after the sale of the Golar Arctic. Corporate and other Golar Management Limited, the Company’s wholly-owned subsidiary which has its office in London, and its subsidiaries which have offices in Norway and Nigeria, together provide commercial, operational and technical support, crew management services and supervision and accounting and treasury services. Golar Management Limited is reimbursed for reasonable costs and expenses it incurs in connection with the provision of these services. Golar also has two Operations and Maintenance (“O&M”) contracts in respect of two formerly owned FSRUs, the LNG Croatia and Italis LNG. Golar has subcontracted Cool Company Ltd. to deliver the O&M services for both FSRUs on its behalf. Daily rates received in respect of the O&M of each FSRU are included in revenue while associated operating and maintenance costs together with Cool Company Ltd’s. management fees are included within Operating costs. 6.3 Significant new activities The current strength of LNG prices and favorable demand outlook together with rising costs of land-based liquefaction projects further increases the attractiveness of Golar’s lower-cost faster delivering FLNG solutions. This together with Golar’s strong operational track record is driving momentum for potential new FLNG projects. The Company is pursuing multiple constructive discussions in respect of additional FLNG opportunities in Latin America, West Africa, the Middle East and the Far East.

Golar LNG Limited, 13 March 2025 Base Prospectus 18 7 Organizational structure 7.1 Description of Issuer We were incorporated under the name Golar LNG Limited as an exempted company under the Bermuda Companies Act of 1981 in the Islands of Bermuda on May 10, 2001. Golar designs, converts, owns, and operates marine infrastructure that turns natural gas into LNG. As of December 31, 2024, our fleet is comprised of three FLNGs: the FLNG Hilli which is operational, FLNG Gimi which is moored offshore Mauritania and Senegal, undergoing commissioning activities and the Fuji LNG which is undergoing FLNG conversion. In addition, Golar had one remaining LNG carrier, Golar Arctic, which has since been sold. A simplified corporate structure is shown below. Please see Annex 3 for a list of significant subsidiaries. 7.2 Dependence upon other entities As a holding company, the Company is dependent upon the funds distributed to it by its subsidiaries. The funds consist mainly of FLNG liquefaction service and pre-COD fees. Therefore, the Company is dependent on the results of the operations of its subsidiaries.

Golar LNG Limited, 13 March 2025 Base Prospectus 19 8 Trend information 8.1 Prospects and financial performance There has been no material adverse change in the prospects of the Issuer since 31 December 2023, being the date of its last published audited financial statements. Since 30 September 2024, being the date for which financial information has been published to the date of the Base Prospectus, the company has sold its 23.5% interest in small-scale LNG affiliate, Avenir LNG Limited, for USD 39.1 million, purchased all outstanding minority interests the FLNG Hilli for USD 90.2 million and sold its last LNG carrier, Golar Arctic for USD 24.0 million. Other than this, there has been no significant change in the financial performance of the group since the end of the last financial period for which financial information has been published to the date of the Base Prospectus. 8.2 Known trends, uncertainties, demands, commitments, or events Elections in the United States and the transition of power from one administration to another has created uncertainty. In January 2025 the outgoing administration issued a blacklist of Chinese companies that have shipyards and financing arms. Whilst not accompanied by specific sanctions, it does appear to be aimed at discouraging US firms from dealing with those on the list. Should the list of entities be expanded further under the new administration to include specific entities we are engaged with, and should the blacklisting escalate to sanctions, this could significantly and adversely impact Golar’s ability to finance and take delivery of FLNGs. This could have a significant adverse impact on Golar’s financial position, results of operations and cash flows. It is not possible to accurately forecast the short-term and long-term impact of recent developments on Golar’s business as of the date of this base prospectus, except that until the date of this base prospectus there has been no impact on existing financings, shipyard contracts or on the status of future financing discussions. High LNG prices in recent years triggered a new cycle of investment in LNG, with >150 MTPA of capacity under construction. For a market that is currently ~400 MTPA, this amounts to significant supply growth. While a series of project delays have pushed out and smoothed the delivery timeline for this new supply, and demand levels have increased following Ukraine’s termination of a gas transit agreement with Russia, a record supply wave remains. Peak oversupply risk according to Morgan Stanley has been deferred to 2H27-28 vs. 2026 previously. More project delays and/or demand strength could potentially push this out, further easing any negative impact on LNG prices, however this is not possible to accurately forecast. Any significant reduction in LNG prices that might occur while the market digests excess supply could reduce the profitability of current FLNG contracts and our investment in SESA, as well as reduce customer appetite for additional FLNG’s. Nearer term, a cease-fire in Ukraine is to be welcomed if on just terms however it could also create a path to bring Russian supply back to market which would also likely suppress LNG and oil prices. A component of Golar’s current earnings is linked to gas and oil prices and there is a commodity linked component in the contract with PAE and SESA that is currently subject to certain conditions precedent. Prolonged low LNG and oil prices could adversely impact the financial position, results of operations and cash flows of Golar. They could also suppress the market for new LNG supply and therefore the contracting prospects for the currently uncontracted MK II FLNG on order.

Golar LNG Limited, 13 March 2025

Base Prospectus

9 Administrative, management and supervisory bodies

9.1 Information about persons

Board of Directors
For the members of the Board of Directors of the Company the description below sets out the names, business address and functions within the Issuer and an indication of the principal activities performed by them outside the Issuer where these are significant with respect to the Issuer:

Name	Position	Business address
Tor Olav Trøim	Chairman of the Board, Director	See clause 5.1.1
Daniel Rabun	Director, Audit Committee member, Compensation Committee member and Nomination Committee member	See clause 5.1.1
Thorleif Egeli	Director, Audit Committee member	See clause 5.1.1
Carl Steen	Director, Compensation Committee Chairperson and Nomination Committee member	See clause 5.1.1
Niels Stolt-Nielsen	Director and Compensation Committee member	See clause 5.1.1
Lori Wheeler Naess	Director and Audit Committee Chairperson	See clause 5.1.1
Georgina Sousa	Director	See clause 5.1.1
Mi Hong Yoon	Secretary	See clause 5.1.1

Tor Olav Trøim has served as a director of the Company since September 2011 and was appointed as the Chairman of the Board in September 2017. Mr. Trøim is founder and sole shareholder of Magni Partners (Bermuda) Limited ("Magni Partners"). He is the senior partner (and an employee) of Magni Partners' subsidiary, Magni Partners Limited, in the U.K. Mr. Trøim is a beneficiary of the Drew Trust, and the sole shareholder of Drew Holdings Limited. Mr. Trøim has over 30 years of experience in energy related industries in various positions. Before founding Magni Partners in 2014, Mr. Trøim was a Director of Sea Tankers Management Co. Ltd. from 1995 until September 2014. During this period, he was also CEO at Seadrill Limited, Frontline Ltd., Ship Finance International Limited and Golar LNG Partners LP. He was Chief Executive Officer of DNO AS from 1992 to 1995 and an Equity Portfolio Manager with Storebrand ASA from 1987 to 1990. Mr. Trøim graduated with an MSc degree in naval architecture from the University of Trondheim, Norway in 1985. Other directorships and management positions include Magni Sports AS (Director), Borr Drilling Limited (Chairman) and Stolt-Nielsen Limited. (Director).

Mr. Trøim holds 3,782,913 shares in the Company, which is 3.62% of all outstanding common shares as of December 31, 2024.

Daniel Rabun has served as Chairman of our Board from 2015 until 2017 and as a non-executive Director since 2017. Mr. Rabun also serves on our Audit Committee, Compensation Committee and Nomination Committee. He joined Ensco plc in 2006 as President and as a Board member, was appointed Chief Executive Officer in 2007 and was elected Chairman of the Board in 2007. Mr. Rabun retired from Ensco plc as President and Chief Executive Officer in 2014 and as Chairman in 2015. Prior to joining Ensco plc, Mr. Rabun was a partner at the international law firm of Baker & McKenzie LLP where he had practiced law since 1986. Mr. Rabun was appointed as Chairman of the Board of HMH in 2024, has served as a non-executive Director and a member of the Compensation Committee of Borr Drilling Limited since 2023, and serves as non-executive Chairman of ChampionX Corporation where he is also a member of the Compensation Committee and Nomination Committee. Mr. Rabun also served on the Board of APA Corporation (formerly known as Apache Corporation) as a non-executive director between 2015 and 2024, where he was a member of the Corporate Responsibility, Governance and Nominating Committee and the Audit Committee. Mr. Rabun holds a Bachelor of Business Administration Degree in Accounting from the University of Houston and a Juris Doctorate Degree from Southern Methodist University. He has been a U.S. Certified Public Accountant since 1976 and a member of the Texas Bar since 1983.

Thorleif Egeli was appointed as a director in September 2018 and has served as member of the Audit Committee since February 2023, respectively. Until May 2018, Mr. Egeli was Vice President of Schlumberger Production Management – North America managing the non-operating Exploration & Production ("E&P") assets for Schlumberger in the US, Canada and Argentina. Prior to this he held a number of senior positions within Schlumberger having begun his career with Schlumberger in 1990 as a field engineer. Between October 2009 and April 2013, Mr. Egeli held a number of positions within Archer including President Latin America, Corporate Marketing and Chief Operating Officer; before re-joining Schlumberger in 2013. Appointed in June 2018, Mr. Egeli

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Golar LNG Limited, 13 March 2025

Base Prospectus

also serves on the Board of Directors of Stimline, an international well intervention and completion company headquartered in Kristiansand Norway. Mr. Egeli holds a Master of Science (MSc) in Mechanical Engineering and an MBA from Rotterdam School of Management, Holland.

Carl Steen has served as a director since January 2015. Mr. Steen was also appointed as the Compensation Committee Chairperson and currently serves on the Nomination Committee. Mr. Steen stepped down from our Audit Committee in February 2023. From August 2012 until the completion of Golar LNG Partners LP (GMLP) merger with New Fortress Energy Inc., Mr. Steen served as a director of GMLP. Mr. Steen graduated in 1975 from ETH Zurich Switzerland with a MSc in Industrial and Management Engineering. After working for a number of high-profile companies, Mr. Steen joined Nordea Bank from January 2001 to February 2011 as head of the bank's Shipping, Oil Services & International Division. Mr. Steen holds directorship positions in various Norwegian and international companies including Himalaya Shipping Ltd, Belships ASA and Wilhelmsen Holding ASA, where he is chairman of the Board of Directors.

Niels Stolt-Nielsen has served as a director since September 2015 and serves on the Compensation Committee. He currently serves as Chairman and a member of the Audit and Compensation Committees of Stolt-Nielsen Limited, after serving as CEO from 2000 to 2023. Mr. Stolt-Nielsen graduated from Hofstra University in 1990 with a BS degree in Business and Finance, and brings with him extensive shipping, logistical and strategic leadership experience. Mr. Stolt-Nielsen is also the Chairman of the Board of Avenir LNG.

Mr. Stolt-Nielsen holds 2,762,132 shares in the Company, which is 2.64% of all outstanding common shares as of December 31, 2024.

Lori Wheeler Naess has served as a non- executive director and Audit Committee Chairperson since 2016 and is Chairperson of Golar's Safety, Environment and Ethics Committee. Ms. Naess is a VP of Financial Accounting at Cognite Holding AS, serves on the Board, Corporate Governance Committee, Nominating Committee, and Audit Committee of Opera Limited, a U.S.-listed company, and since 2024 as a non-executive board member and Audit committee Chairperson of 2020 Bulkers Ltd. Ms. Naess was a director at PricewaterhouseCoopers in Oslo and was a Project Leader for the Capital Markets Group. Between 2010 and 2012, she was a Senior Advisor for the Financial Supervisory Authority in Norway and prior to this she was also with PricewaterhouseCoopers in roles in the U.S., Norway and Germany. Ms. Naess is a U.S. Certified Public Accountant (inactive).

Georgina Sousa has served as a director since September 2019. She also served as company secretary from May 2019 until March 2022. She currently serves as a director of Himalaya Shipping Ltd. Ms. Sousa was employed by Golar Management (Bermuda) Limited (GMBL) as Managing Director from January 2019 until her retirement in March 2022. She previously served as a director and company secretary of Borr Drilling Limited and 2020 Bulkers Ltd from February 2019 to February 2022. Prior to joining GMBL, Ms. Sousa was employed by Frontline Ltd. as Head of Corporate Administration from February 2007 until December 2018. Ms. Sousa also served as a director and company secretary of Frontline Ltd., and various related publicly listed companies during that period. Until January 2007, Ms. Sousa was Vice-President Corporate Services of Consolidated Services Limited, a Bermuda Management Company, having joined the firm in 1993 as Manager of Corporate Administration. From 1976 to 1982 Ms. Sousa was employed by the Bermuda law firm of Appleby, Spurling & Kempe as secretary and from 1982 to 1993, she was employed by the Bermuda law firm of Cox & Wilkinson as senior company secretary.

Mi Hong Yoon was appointed as Secretary of Golar LNG Limited in February 2022. Ms. Yoon graduated from the University of New South Wales in 2005. She has worked various positions in the Telstra Group including Legal Counsel and most recently held the position as Chief Legal, Regulatory and Compliance officer with Digicel.

Management

For the members of the Executive Management of the Company the description below sets out the names, business address and functions within the Issuer and an indication of the principal activities performed by them outside the Issuer where these are significant with respect to the Issuer:

Name	Position	Business address
Karl Fredrik Staubo	Chief Executive Officer	See clause 5.1.1
Eduardo Maranhão	Chief Financial Officer	See clause 5.1.1
Ragnar Nes	Chief Operating Officer	See clause 5.1.1
Morten Skjong	Chief Technical Officer	See clause 5.1.1
Federico Petersen	Chief Commercial Officer	See clause 5.1.1

21

Golar LNG Limited, 13 March 2025 Base Prospectus 22 Karl Fredrik Staubo was appointed Chief Executive Officer in May 2021. Prior to this role he acted as Golar LNG's Chief Financial Officer from September 2020 and as Chief Executive Officer of Golar LNG Partners LP from May 2020 to April 2021. Before joining Golar, Mr. Staubo spent 10 years advising and investing in Shipping, Energy and Infrastructure companies with Magni Partners Ltd. (2018-2020) and Clarksons Platou Securities (2010-2018). During his time with Magni Partners, Mr. Staubo also worked as an advisor to the Golar Group. At Clarksons Platou Securities he worked in the Corporate Finance division, including as Head of Shipping, Investment Banking (2015- 2018). He has a MA (Business Studies and Economics) from the University of Edinburgh. Eduardo Maranhão has served as Chief Financial Officer since May 2021. Prior to assuming this position Mr. Maranhão served as CFO of former affiliate company Hygo Energy Transition Ltd. Mr. Maranhão has also served as both CEO and as a director of Centrais Electricas de Sergipe S.A, and as a partner at Magni Partners. Mr. Maranhão has vast experience in international energy projects and infrastructure financing having worked at different financial institutions including Lakeshore Partners, Santander, Credit Agricole, Banco Votorantim and Citibank. Mr. Maranhão holds a Bachelor of Business Administration from Universidade de Pernambuco in Brazil and has completed a Management Acceleration Programme from INSEAD in France. Ragnar Nes joined Golar in November 2017 and was appointed COO in April 2022 after having served as Head of FLNG since March 2018. Before joining Golar Ragnar served as Operations Manager and Asset Manager for FPSO’s in Fred Olsen, Yinson and BW Offshore for 10 years. Prior to joining offshore oil and gas Ragnar held various positions in ship management for Odfjell and Wilhelmsen. Ragnar has also worked with DNV and started his career at sea as an electrician onboard submarines in the Royal Norwegian Navy. Ragnar has an MSc degree in Electrical Engineering from the NTNU technical university in Trondheim. Morten Skjong was appointed Chief Technical Officer in December 2024. He has held various roles since he joined Golar in 2016, most recently as Project Manager for the Mk II FLNG project. For several years he has also managed front end business development opportunities and served in the project management team of the FLNG Gimi project. Mr. Skjong joined Golar from Safetec Nordic AS, where he worked as an advisor to energy companies on safety and risk management frameworks and process safety. He has a MSc degree in Industrial Mathematics from the Norwegian University of Science Technology in Trondheim, Norway. Federico Petersen joined Golar as Chief Commercial Officer in April 2024. Prior to this, he was a member of the Executive Management Team of VTTI, one of the largest liquid bulk storage operators worldwide, where he held the position of Global Head of Business Development. Before that, Federico spent 18 years in senior M&A and Business Development positions at Schlumberger, Equinor, BG Group and Wintershall, where he led, originated and executed asset and corporate transactions in the energy space (upstream, storage, LNG, power generation) around the globe. He also worked with PwC in Argentina where he started his career as an Actuary. Federico is based in the United Kingdom and holds a BSc Actuarial Science from Universidad de Buenos Aires and an MBA from London Business School. 9.2 Administrative, management and supervisory bodies conflicts of interest There are no potential conflicts of interest between any duties to the issuing entity of the persons referred to in item 9.1 and their private interests and/or other duties.

Golar LNG Limited, 13 March 2025 Base Prospectus 23 10 Major shareholders 10.1 Ownership As of December 31, 2024, there were 104,534,703 common shares (par value $1.00 per share) issued and outstanding. An overview of the Company’s major shareholders and ownership percentage as of 31 December 2024 is set out in the table below: Shareholder Number of shares Ownership (%) Naria Inc. 9,159,166 8.76%* Rubric Capital Management LP 6,535,062 6.25 % Blackrock Institutional Trust 5,267,423 5.04 % Cobas Asset Management SGIIC, SA 4,799,405 4.59 % Tor Olav Troim 3,782,913 3.62 % Donald Smith & Co. 3,025,332 2.89 % Niels Stolt-Nielsen 2,762,132 2.64 % HOOPP Investment Management 2,637,000 2.52 % Millenium Management 2,393,161 2.29 % Philosophy Capital Management LLC 2,362,027 2.26 % State Street Global Advisors (US) 2,003,665 1.92 % Fidelity International 1,943,472 1.86 % Steinberg Asset Management, LLC 1,522,592 1.46 % Fidelity Institutional Asset Management 1,480,540 1.42 % J. Goldman & Co. 1,443,406 1.38 % Geode Capital Management 1,302,442 1.25 % Nuveen LLC 1,156,790 1.11 % Clearline Capital LP 1,147,860 1.10 % American Century Investment Management 1,102,517 1.05 % The Vanguard Group 1,086,623 1.04 % The Company’s major shareholders have the same voting rights as all other common shareholders. *Based on a 13G filing, we understand that this shareholder’s position is currently around 9.9%. The position above is based on estimates provided by Nasdaq Corporate Solutions International Limited. 10.2 Change of control of the company There are no arrangements known to the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Golar LNG Limited, 13 March 2025 Base Prospectus 24 11 Financial information concerning the Company's assets and liabilities, financial position and profits and losses 11.1 Historical Financial Information for the Company The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). There may be material differences in the financial information had Regulation (EC) No 1606/2002 been applied to the historical financial information rather than U.S GAAP. A summary of the Company’s significant accounting policies is set forth in Note 2 of the Notes to the Consolidated Financial Statements in the Annual Report 2023, pages F-12 to F-24, as updated in Note 2 of the Notes to the Unaudited Consolidated Financial Statements included in the Interim Report Q2 2024 and Interim Report Q3 2024. According to the Regulation (EU) 2017/1129 of the European Parliament and of the Council, the historical financial information and financial statements are incorporated by reference to the 2023 and 2022 Annual Reports, Interim Report Q2 2024 and Interim Report Q3 2024. See Cross Reference List for complete details. rly Report Interim Report Annual Report Q3 2024 Q2 2024 2023 2022 Page(s) Page(s) Page(s) Page(s) Golar LNG Limited Consolidated Financial Statements Consolidated Statements of Operations 13 13 F-5 F-5 Consolidated Balance Sheets 15 15 F-7 F-7 Consolidated Statements of Cash Flows 16 16 F-8 F-8 Notes to the consolidated financial statements 19 – 38 19 – 37 F-12 – F-67 F-12 – F-69 The Interim Reports have not been audited or reviewed. On February 27, 2025, we published our trading updates and preliminary (unaudited) financial information for the quarter and year ended December 31, 2024. 11.2 Auditing of historical annual financial information The Company’s annual financial statements for the years ended December 31, 2023 and 2022 were audited by Ernst & Young LLP. Please see Section 4. The audits were conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). A statement of audited historical financial information is given in the Annual Report 2023, pages F-2 to F-4, and Annual Report 2022, pages F-2 to F-4. No other information in the document has been audited by the Company’s auditors. 11.3 Legal and arbitration proceedings There has been no governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the issuer is aware), during a period covering at least the previous 12 months which may have, or have had in the recent past, significant effects on the Issuer and/or Group's financial position or profitability.

Golar LNG Limited, 13 March 2025 Base Prospectus 25 11.4 Significant change in the Group’s financial position Other than the below, there has not occurred any significant change in the financial position of the Group since 30 September 2024, being the end of the last financial period for which interim financial information has been published. On December 24, 2024 Golar agreed to acquire Seatrium and Black & Veatch’s minority ownership interests in the FLNG Hilli. The acquisitions comprised all third-party interests in the asset, including a total of 5.45% common units, 10.9% Series A shares and 10.9% Series B shares. The total consideration for the acquisitions was USD 90.2 million, of which USD 59.9 million was in equity. The USD 30.3 million balance was comprised of a pro-rata share in the existing FLNG Hilli debt facility that we already consolidate. In addition, Seatrium and Golar agreed to resolve other remaining open items, resulting in a USD 7.2 million payment by Golar to Seatrium in relation to a FLNG Hilli Train 3 utilization bonus and settlement of historical work related to former Golar owned LNGC, the Golar Gandria. Following these resolutions there are no outstanding contractual arrangements between Seatrium and Golar related to existing assets. On January 27, 2025, Golar sold its 23.5% interest in non-core small-scale LNG shipping affiliate, Avenir LNG Limited, for net cash proceeds of USD 39.1 million. On February, 13, 2025, Golar entered into an agreement to sell its last LNG carrier, the unencumbered 100% owned ST Golar Arctic, for cash proceeds of USD 24.0 million. On February 27, 2025, we declared a dividend of $0.25 per share in respect of the three months ended December 31, 2024 to shareholders of record on March 11, 2025, which will be paid on or about March 18, 2025.

Golar LNG Limited, 13 March 2025 Base Prospectus 26 12 Documents available For the term of the Base Prospectus, the following documents (or copies thereof) can be inspected at the offices or on the Issuer’s website as specified in section 5.1.1 of this Base Prospectus: (a) the up to date Memorandum of Association and Bye-Laws of the issuer; and (b) all reports, letters, and other documents, valuations and statements prepared by any expert at the issuer’s request any part of which is included or referred to in the Base Prospectus.

Golar LNG Limited, 13 March 2025 Base Prospectus 27 13 Financial instruments that can be issued under the Base Prospectus The Base Prospectus, as approved in accordance with the EU Prospectus Regulation 2017/1129, allows for Bonds to be offered to the public or admitted to trading on a regulated market situated or operating within any EEA country. This chapter describes the form, type, definitions, general terms and conditions, return and redemption mechanisms, rating and template for Final Terms associated with the Bonds. Risk factors related to the Bonds are described in Chapter 1 Risk Factors. 13.1 Securities Form A Bond is a financial instrument as defined in the Norwegian Securities Trading Act (Verdipapirhandelloven) § 2-2. The Bonds are electronically registered in book-entry form with the Securities Depository. 13.2 Security Type Borrowing limit – tap issue The Loan may be either open or closed for increase of the Borrowing Amount during the tenor. A tap issue can take place until five banking days before the Maturity Date. If the issue is open, the First Tranche and Borrowing Limit will be specified in the applicable Final Terms. Return Fixed Rate (FIX) A Bond issue with a fixed Interest Rate will bear interest at a fixed rate as specified in the applicable Final Terms. The Interest Rate will be payable quarterly, semi-annually or annually on the Interest Payment Dates as specified in the applicable Final Terms. The Interest Rate will be payable quarterly or semi-annually on the Interest Payment Dates as specified in the applicable Final Terms. The relevant Reference Rate, the Margin, the Interest Payment Dates and the then current Interest Rate will be specified in the applicable Final Terms. Redemption The Loan will mature in full at the Maturity Date at a price equal to 100 per cent. of the nominal amount, or at the Redemption Price as specified in the Final Terms if the Issuer does not, on or before the Target Observation Date, deliver written evidence (to the Bond Trustee's satisfaction) that any applicable Sustainability Performance Target has been met, as confirmed by the External Verifier in accordance with customary procedures. The Issuer may have the option to prematurely redeem the Loan in full at terms specified in the applicable Final Terms. The Bondholders may have the right to require that the Issuer purchases all or some of the Bonds held by that Bondholder at terms specified in the applicable Final terms. Security The Bonds may be either secured or unsecured. Details will be specified in the applicable Final Terms. Negative pledge The Bonds may have negative pledge clause. Details will be specified in the applicable Final Terms.

Golar LNG Limited, 13 March 2025 Base Prospectus 28 13.3 Definitions This section includes a summary of the definitions set out in any Bond Terms as well as certain other definitions relevant for this Prospectus. The Bond Trustee may amend the definitions in the Bond Terms for any new issue of bonds during the tenor of this Base Prospectus. This may cause the definitions in this Base Prospectus to be incorrect and no longer valid for such new issues of bonds. If the definitions in this Base Prospectus at any point in time no longer represents the correct understanding of the definitions set out in the Bond Terms, the Bond Terms shall prevail. The Bond Terms are attached to the Final Terms. Additional Bonds: Means Bonds issued under a Tap Issue, including any Temporary Bonds as defined in the Bond Terms. Attachment: Means any schedule, appendix or other attachment to the Bond Terms. Base Prospectus: This document. Describes the Issuer and predefined features of Bonds that can be listed under the Base prospectus, as specified in the Prospectus Regulation (EU) 2017/1129. Valid for 12 months after it has been published. In this period, a prospectus may be constituted by the Base Prospectus, any supplement(s) to the Base Prospectus and a Final Terms for each new issue. Bond Issue/Bonds/ Notes/the Loan: Means (i) the debt instruments issued by the Issuer pursuant to the Bond Terms, including any Additional Bonds, and (ii) any overdue and unpaid principal which has been issued under a separate ISIN in accordance with the regulations of the CSD from time to time. Bond Terms: The terms and conditions, including all Attachments which form an integrated part of any Bond Terms to be listed under this Base Prospectus, in each case as amended and/or supplemented from time to time. Bond Trustee: Nordic Trustee AS, Postboks 1470 Vika, 0116 Oslo, or its successor(s) Website: https://nordictrustee.com The Bond Trustee has power and authority to act on behalf of, and/or represent, the Bondholders in all matters, including but not limited to taking any legal or other action, including enforcement of the Bond Terms, and the commencement of bankruptcy or other insolvency proceedings against the Issuer, or others. The Bond Trustee shall represent the Bondholders in accordance with the finance documents. The Bond Trustee is not obligated to assess or monitor the financial condition of the Issuer or any other obligor unless to the extent expressly set out in the Bond Terms, or to take any steps to ascertain whether any event of default has occurred. The Bond Trustee is entitled to take such steps that it, in its sole discretion, considers necessary or advisable to protect the rights of the Bondholders in all matters pursuant to the terms of the finance documents. Bondholder: A person who is registered in the CSD as directly registered owner or nominee holder of a Bond, subject however to the Bondholders’ rights in the Bond Terms. Bondholders’ decisions: The Bondholders’ Meeting represents the supreme authority of the Bondholders community in all matters relating to the Bonds and has the power to make all decisions altering the terms and conditions of the Bonds, including, but not limited to, any reduction of principal or interest and any conversion of the Bonds into other capital classes. At the Bondholders’ meeting each Bondholder may cast one vote for each voting bond owned at close of business on the day prior to the date of the Bondholders’ meeting in the records registered in the Securities Depository. In order to form a quorum, at least half (1/2) of the voting bonds must be represented at the Bondholders' meeting. See also the clause for repeated Bondholders’ meeting in the Bond Terms. Resolutions shall be passed by simple majority of the votes at the Bondholders' Meeting, however, a majority of at least 2/3 of the voting bonds represented at the Bondholders’ Meeting is required for any waiver or amendment of any terms of the Bond Terms.

Golar LNG Limited, 13 March 2025 Base Prospectus 29 (For more details, see also the clause for Bondholders’ decisions in the Bond Terms) Bondholders rights: Bondholders' rights are specified in the Bond Terms. By virtue of being registered as a Bondholder (directly or indirectly) with the CSD, the Bondholders are bound by the Bond Terms. Borrowing Limit – Tap Issue and Borrowing Amount/First Tranche Borrowing Limit – Tap Issue is the maximum issue amount for an open Bond issue. Borrowing Amount/First Tranche is the borrowing amount for a closed Bond Issue, eventually the borrowing amount for the first tranche of an open Bond Issue. Borrowing Limit – Tap Issue and Borrowing Amount/First Tranche will be specified in the Final Terms. Business Day: A day on which both the relevant CSD settlement system and the USD settlement system are open, and banks generally are open for business in Oslo and New York. Business Day Conventon: If the last day of any Interest Period originally falls on a day that is not a Business Day, the Interest Payment Date will be as follows: If Fixed Rate, the Interest Payment Date shall be postponed to the next day which is a Business Day (Following Business Day convention). However, no adjustment will be made to the Interest Period. If FRN, the Interest Period will be extended to include the first following Business Day unless that day falls in the next calendar month, in which case the Interest Period will be shortened to the first preceding Business Day (Modified Following Business Day convention). The Interest Period is adjusted accordingly. Calculation Agent: The Bond Trustee, if not otherwise stated in the applicable Final Terms. Call Option: The Final Terms may specify that the Issuer is entitled to redeem (all or some of) the Outstanding Bonds prior to the Maturity Date. In such case the Call Date(s), the Call Price(s) and the Call Notice Period will be specified in the Final Terms. Change of Control Event: Means a person or group of persons acting in concert gaining Decisive Influence over the Issuer. Currency: The currency in which the bond issue is denominated. Currency will be specified in the Final Terms. Day Count Convention: The convention for calculation of payment of interest; a) If Fixed Rate, the interest shall be calculated on the basis of a 360-day year comprised of twelve months of 30 days each and, in case of an incomplete month, the actual number of days elapsed (30/360-days basis), unless: (i) the last day in the relevant Interest Period is the 31st calendar day but the first day of that Interest Period is a day other than the 30th or the 31st day of a month, in which case the month that includes that last day shall not be shortened to a 30–day month; or (ii) the last day of the relevant Interest Period is the last calendar day in February, in which case February shall not be lengthened to a 30-day month. (b) If FRN, the interest shall be calculated on the basis of the actual number of days in the Interest Period in respect of which payment is being made divided by 360 (actual/360-days basis). De-Listing Event: Means if the Issuer’s common shares are delisted from NASDAQ and, simultaneously, the Issuer’s common shares are not listed on an Exchange.

Golar LNG Limited, 13 March 2025 Base Prospectus 30 Decisive Influence: A person having, as a result of an agreement or through the ownership of shares, units or other equity instruments in another person (directly or indirectly): (a) a majority of the voting rights in that other person; or (b) a right to elect or remove a majority of the members of the board of directors of that other person. Denomination – Each Bond / Nominal Amount: The nominal amount of each Bond. Denomination of each bond will be specified in the Final Terms. Disbursement Date / Issue Date Date of bond issue. On the Issue Date the bonds will be delivered to the Bondholder’s VPS-account against payment or to the Bondholder’s custodian bank if the Bondholder does not have his/her own VPS-account. The Issue Date will be specified in the Final Terms. Disposal Event: Means an event where: the Issuer’s ownership share in FLNG Gimi or FLNG Hilli are sold or disposed to a third party through an asset sale or sale of shares (other than a sale and leaseback transaction where the Issuer and/or its Subsidiaries remain in control of the relevant FLNG Unit), provided that a part sale shall not constitute a Disposal Event as long as the Issuer maintains an aggregate ownership interest in each of the FLNG Units of no less than 51 per cent. Early redemption option due to a tax event: The Final Terms may specify that the Issuer is entitled to redeem (all or some of) the Outstanding Bonds prior to the Maturity Date due to a tax event. In such case the terms of the early redemption option will be specified in the Final Terms. Exchange: Means: (a) Oslo Børs (the Oslo Stock Exchange); or (b) any regulated market as such term is understood in accordance with the Markets in Financial Instruments Directive 2014/65/EU (MiFID II) and Regulation (EU) No. 600/2014 on markets in financial instruments (MiFIR). External Verifier: Means any qualified provider of third-party assurance or attestation services appointed by the Issuer (acceptable to the Bond Trustee) to review and confirm the Issuer’s performance against an applicable Sustainability Performance Target. Final Terms: Document describing securities as specified in Prospectus Regulation (EU) 2017/1129, prepared as part of the Prospectus. Final Terms will be prepared for each new security as specified in Prospectus Regulation (EU) 2017/1129, issued by the Issuer. The template for Final Terms has been approved by the Norwegian FSA, as competent authority under Regulation (EU) 2017/1129. The Norwegian FSA only approves the template for Final Terms as meeting the standards of completeness, comprehensibility and consistency imposed by Regulation (EU) 2017/1129. Such approval should not be considered as an endorsement of the quality of the securities that are subject of the Final Terms. Investors should make their own assessment as to the suitability of investing in the securities. Global Coordinator The bond issue’s global coordinator(s), as specified in the Final Terms Interest Determination Date(s): In the case of NIBOR: Second Oslo business day prior to the start of each Interest Period. Interest Determination Date(s) for other Reference Rates, see Final Terms. Interest Payment Date(s): The Interest Rate is paid in arrears on the last day of each Interest Period. Any adjustment will be made according to the Business Day Convention. The Interest Payment Date(s) will be specified in the Final Terms.

Golar LNG Limited, 13 March 2025 Base Prospectus 31 Interest Period: The first Interest Period runs from and including the Issue Date to but excluding the first Interest Payment Date. The subsequent Interest Periods run from and including an Interest Payment Date to but excluding the next Interest Payment Date. The last Interest Payment Date corresponds to the Maturity Date. Interest Rate: Rate of interest applicable to the Bonds; (i) If Fixed Rate, the Bonds shall bear interest at the percentage rate per annum (based on the Day Count Convention) (ii) If FRN, the Bonds shall bear interest at a rate per annum equal to the Reference Rate plus a Margin (based on the Day Count Convention). Interest Rate or Reference Rate may be deemed to be zero. The Interest Rate is specified in Final Terms. ISIN: International Securities Identification Number for the Bond Issue. ISIN is specified in Final Terms. Issuer: Golar LNG Limited is the Issuer under the Base Prospectus. Issuer’s Bonds: Means any Bonds which are owned by the Issuer or any affiliate of the Issuer. Issue Price: The price in percentage of the Denomination, to be paid by the Bondholders at the Issue Date. Issue price will be specified in Final Terms. Joint Lead Manager: The bond issue’s joint lead manager(s), as specified in the Final Terms. LEI-code: Legal Entity Identifier (LEI), is a 20-character reference code to uniquely identify legally distinct entities that engage in financial transactions. LEI-code is specified in Final Terms. Listing: Listing of a bond issue on an Exchange is due to the Base Prospectus, any supplement(s) to the Base Prospectus and a Final Terms. An application for listing will be sent after the Disbursement Date and as soon as possible after the Prospectus has been approved by the Norwegian FSA. Bonds listed on an Exchange are freely negotiable. See also Market Making. Market Making: For Bonds listed on an Exchange, a market-maker agreement between the Issuer and a Global Coordinator or Joint Lead Manager may be entered into. This will be specified in the Final Terms. Margin: The margin, specified in percentage points, to be added to the Reference rate. Margin will be specified in the Final terms. Maturity Date: The date the bond issue is due for payment, if not already redeemed pursuant to a Call Option, Put Option or Early redemption option due to a tax event. The Maturity Date coincides with the last Interest Payment Date and is adjusted in accordance with the Business Day Convention. The Maturity Date is specified in the Final Terms. Outstanding Bonds: Means any Bonds not redeemed or otherwise discharged.

Golar LNG Limited, 13 March 2025 Base Prospectus 32 The Issuer will issue on the Issue date the first tranche of the bond issue as specified in Final Terms. During the term of the bond issue, new tranches may be issued up to the Borrowing Limit, as specified in the Final Terms. Paying Agent: The entity designated by the Issuer to be in charge of keeping the records for the bond issue in the Securities Depository. The Paying Agent is specified in the Final Terms. Prospectus: The Prospectus consists of the Base Prospectus, any supplement(s) to the Base Prospectus and the relevant Final Terms prepared in connection with application for listing on an Exchange. Put Option: The Final Terms may specify that upon the occurrence of a Put Option Event, each Bondholder will have the right to require that the Issuer purchases all or some of the Bonds held by that Bondholder. In such case the exercise procedures, the repayment date and put price will be specified in the Final Terms. Put Option Event: Means a Change of Control Event, a De-Listing Event, a Disposal Event or a Total Loss Event. Redemption: The Outstanding Bonds will mature in full on the Maturity Date and shall be redeemed by the Issuer on the Maturity Date (if not already redeemed pursuant to a Call Option, Put Option or Early redemption option due to a tax event) at (a) a price equal to 100 per cent. of the Nominal Amount; or (b) the Redemption Price if the Issuer does not, on or before the Target Observation Date, deliver written evidence (to the Bond Trustee's satisfaction) that an applicable Sustainability Performance Target has been met, as confirmed by the External Verifier in accordance with customary procedures. Redemption Price: The price determined as a percentage of the Denomination to which the bond issue is to be redeemed, as specified in the Final Terms. Reference Rate: For FRN, the Reference Rate shall be NIBOR or any other rate as specified in the Final Terms, which appears on the Relevant Screen Page as at the specified time on the Interest Determination Date in question. The Reference Rate, the Relevant Screen Page, the specified time, information about the past and future performance and volatility of the Reference Rate and any fallback provisions will be specified in Final Terms. Relevant Screen Page: For FRN, an internet address or an electronic information platform belonging to a renowned provider of Reference Rates. The Relevant Screen Page will be specified in the Final Terms. Securities Depository /CSD: The securities depository in which the bonds are registered, in accordance with the Norwegian Act of 2019 no. 6 regarding Securities depository. Unless otherwise specified in the Final Terms, the following Securities Depository will be used: Norwegian Central Securities Depository (“Verdipapirsentralen” or ”VPS”), P.O. Box 4, 0051 Oslo. Sustainability Linked Bond Framework: Means a Sustainability Linked Bond Framework adopted by the Issuer establishing the Issuer's sustainability strategy priorities and goals with respect to the Sustainability Performance Target. Sustainability Performance Target: Means the sustainability performance target set out in the Sustainability Linked Bond Framework. Tap Issues: The Issuer may, provided that the conditions set out in the Bond Terms are met, at one or more occasions up until, but excluding, the Maturity Date or any earlier date when the Bonds have

Golar LNG Limited, 13 March 2025 Base Prospectus 33 been redeemed in full, issue Additional Bonds until the aggregate nominal amount of the Bonds outstanding equals in aggregate the maximum issue amount (less the aggregate nominal amount of any previously redeemed Bonds) If N/A is specified in the Borrowing Limit in the Final Terms, the Issuer may not make Tap issues under the Bond Terms. Target Observation Date: Means the date falling one (1) month prior to the Maturity Date, provided that if such date is not a Business Day, it shall mean the next proceeding Business Day. Temporary Bonds: If the Bonds are listed on an Exchange and there is a requirement for a supplement to the Base Prospectus in order for the Additional Bonds to be listed together with the Bonds, the Additional Bonds may be issued under a separate ISIN which, upon the approval of the supplement, will be converted into the ISIN for the Bonds issued on the initial Issue Date. The Bond Terms governs such Temporary Bonds. The Issuer shall inform the Bond Trustee, the Exchange and the Paying Agent once such supplement is approved. Total Loss Event: Means in respect of an actual or constructive total loss of any of the FLNG Units, the date on which the insurance proceeds (in respect of the relevant FLNG Unit) are received by the relevant Group Company, but in no event later than 180 days after the relevant total loss event having occurred. Yield: For bond issue with fixed rate, yield is dependent on the market price and number of Interest Payment Dates. The yield is calculated in accordance with «Anbefaling til Konvensjoner for det norske sertifikat- og obligasjonsmarkedet version 6» prepared by Forening for Finansfag in June 2024: https://finansfag.no/wp-content/uploads/2024/06/Rentekonvensjon- 6.0_oppdatert_26.06.2024_final.pdf Yield is specified in Final Terms. 13.4 General terms and conditions These general terms and conditions summarize and describe the general terms and conditions set out in any Bond Terms as of the date of this prospectus. The Bond Terms are attached to the Final Terms. Going forward, the Bond Trustee may amend the general terms and conditions in the Bond Terms for any new issue of bonds during the tenor of this Base Prospectus. This may cause the general terms and conditions in this Base Prospectus to be no longer valid for such new issues of bonds. If the general terms and conditions in this Base Prospectus at any point in time no longer represents the correct understanding of the general terms and conditions set out in the Bond Terms, the Bond Terms shall prevail. 13.4.1 Use of proceeds Net proceeds from the issuance of the Bonds will be applied towards capital expenditure, refinancing of debt and general corporate purposes. Other use of proceeds will be specified in the Final Terms. 13.4.2 Publication This Base Prospectus, any supplement(s) to this Base Prospectus and the Final Terms will be available for inspection at the offices of Golar LNG Limited, 2nd Floor, S.E. Pearman Building, 9 Par-la-Ville Road, Hamilton HM 11, Bermuda or on the Issuer’s website at https://www.golarlng.com. The Prospectus will be published by a stock exchange announcement.

Golar LNG Limited, 13 March 2025 Base Prospectus 34 13.4.3 Redemption Matured interest and matured principal will be credited to each Bondholder directly from the Securities Registry. Claims for interest and principal shall be limited in time pursuant the Norwegian Act relating to the Limitation Period Claims of 18 May 1979 no 18, p.t. 3 years for interest rates and 10 years for principal. 13.4.4 Fees, Expenses and Tax legislation The tax legislation of the investor’s Member State and of the Issuer’s country of incorporation may have an impact on the income received from the securities. The Issuer shall pay any stamp duty and other public fees in connection with the loan. Any public fees or taxes on sales of Bonds in the secondary market shall be paid by the Bondholders, unless otherwise decided by law or regulation. The Issuer is responsible for withholding any withholding tax imposed by Norwegian law. 13.4.5 Security Depository and secondary trading The Bonds are electronically registered in book-entry form with the Securities Depository, see also the definition of "Securities Depository". Securities Depository is specified in the Final Terms. Secondary trading will be made over an Exchange for Bonds listed on a marketplace. See also definition of “Market Making”. Prospectus fee for the Base Prospectus including templates for Final Terms is NOK 98,000. In addition, there is a listing fee for listing of the Bonds in accordance with the current price list of the Exchange. The listing fees will be specified in the Final Terms. 13.4.6 Status of the Bonds and Security The Bonds will constitute senior unsecured debt obligations of the Issuer. The Bonds will rank pari passu between themselves and will rank at least pari passu with all other senior obligations of the Issuer other than obligations which are mandatorily preferred by law. The Bonds shall rank ahead of subordinated capital. The Bonds are unsecured. 13.4.7 Bond Terms The Bond Terms have been entered into between the Issuer and the Bond Trustee. The Bond Terms regulate the Bondholders’ rights and obligations in relation to the bond issue. The Bond Trustee enters into the Bond Terms on behalf of the Bondholders and is granted authority to act on behalf of the Bondholders to the extent provided for in the Bond Terms. By virtue of being registered as a Bondholder (directly or indirectly) with the CSD, the Bondholders are bound by the Bond Terms and any other Finance Document, without any further action required to be taken or formalities to be complied with by the Bond Trustee, the Bondholders, the Issuer or any other party. The Bond Terms will be attached to the Final Terms for each Bond issue and is also available through the Global Coordinators and the Joint Bookrunners, the Issuer and the Bond Trustee. 13.4.8 Legislation The Bonds are created under, governed by and construed in accordance with Norwegian law. The Company is a corporation organised under the laws of Bermuda. The Company operates under the provisions of the Bermuda Companies Law of 1981.

Golar LNG Limited, 13 March 2025 Base Prospectus 35 13.4.9 Approvals The Bonds will be / have been issued in accordance with the Issuer’s Board of Directors approval. The date of the Issuer’s Board of Directors approval will be specified in the Final Terms. The Base Prospectus has been submitted to the Norwegian Financial Supervisory Authority (Finanstilsynet) before listing of the Bonds takes place. Final Terms will be submitted to Finanstilsynet for information in connection with an application for listing of a Bond Issue. The Base prospectus will not be the basis for offers for subscription in bonds that are not subject to a prospectus obligation. 13.4.10 Restrictions on the free transferability of the securities Any restrictions on the free transferability of the securities will be specified in the Final Terms. 13.5 Return and redemption Bonds may have return and redemption mechanisms as explained below. The relevant Final Terms refer to these mechanisms and provide relevant parameter values for the specific bond issue. 13.5.1 Bonds with fixed rate 13.5.1.a Return (interest) The interest rate is specified in Interest Rate (i). Payment of the Interest Rate is calculated on basis of the Day Count Convention (a). The Interest Rate is paid in arrears on each Interest Payment Date. The first Interest Period runs from and including the Issue Date to but excluding the first Interest Payment Date. The subsequent Interest Periods run from and including an Interest Payment Date to but excluding the next Interest Payment Date. The last Interest Payment Date corresponds to the Maturity Date. The Interest Rate and the Interest Payment Dates will be specified in the applicable Final Terms. Interest calculation method for secondary trading is given by act/365 for bond issue with fixed rate. 13.5.1.b Redemption Redemption is made in accordance with the definition of Redemption. 13.6 Rating The Issuer has not been rated. The Bonds have not been rated. 13.7 Final Terms Template for Final Terms for fixed rate bond issue, see Appendix 2.

Golar LNG Limited, 13 March 2025 Base Prospectus 36 14 Third party information and statement by experts and declarations of any interest 14.1 Third party information Golar is the only independent provider of FLNG as a service. FLNG is a niche business with only eight on the water and five under construction, spread across seven owners. As a result, there is no third-party research on the FLNG market referred to within this base prospectus.

Golar LNG Limited, 13 March 2025 Base Prospectus 37 Cross reference list Reference in Base Prospectus Refers to Details 11.1 Historical Financial Information for the Company Preliminary (unaudited) financial information and trading update for the quarter and year ended December 31, 2024 https://www.golarlng.com/investors/pres s-releases/pr- story.aspx?ResultPageURL=https://rss. globenewswire.com/HexMLItem/Content /FullText/Attachments/All/Identifier/3033 670/language/en Highlights on our preliminary fourth quarter and year ended December 31, 2024 results Unaudited condensed consolidated primary financial statements (excluding notes) Interim Report Q3 2024 available at https://www.sec.gov/ix?doc=/Archi ves/edgar/data/1207179/0001207 17924000013/glng-20240930.htm Consolidated Statements of Operations, page 13 Consolidated Balance Sheets, page 15 Consolidated Statements of Cash Flows, page 16 Interim Report Q2 2024 available at https://www.sec.gov/ix?doc=/Archi ves/edgar/data/1207179/0001207 17924000009/glng-20240630.htm Consolidated Statements of Operations, page 13 Consolidated Balance Sheets, page 15 Consolidated Statements of Cash Flows, page 16 Annual Report 2023, available at https://www.golarlng.com/investor s/annual-reports/2023.aspx Consolidated Statements of Operations, page F-5 Consolidated Balance Sheets, page F-7 Consolidated Statements of Cash Flows, page F-8 Notes to the consolidated financial statements, pages F-12 – F-67 Annual Report 2022, available at https://www.golarlng.com/investor s/annual-reports/2022.aspx Consolidated Statements of Operations, page F-5 Consolidated Balance Sheets, page F-7 Consolidated Statements of Cash Flows, page F-8 Notes to the consolidated financial statements, pages F-12 – F-69 11.2 Auditing of historical annual financial information Annual Report 2023, available at https://www.golarlng.com/investor s/annual-reports/2023.aspx Auditors’ report, pages F-2 – F-4 Annual Report 2022, available at https://www.golarlng.com/investors/annu al-reports/2022.aspx Auditors’ report, pages F-2 – F-4 Memorandum of Association and Bye-Laws https://www.golarlng.com/investors/legal /memorandum-of-association-and-bye- laws.aspx References to the documents mentioned above are limited to information given in “Details”, e.g. that the non- incorporated parts are either not relevant for the investor or covered elsewhere in the prospectus.

Golar LNG Limited, 13 March 2025 Base Prospectus 38 Global Coordinators’ and Joint Lead Managers’ disclaimer DNB Bank ASA and Pareto Securities AS as Global Coordinators and Joint Bookrunners, and Clarksons Securities AS and Fearnley Securities AS as Joint Bookrunners, have assisted the Company in preparing this Base Prospectus. The Global Coordinators and the Joint Bookrunners have not verified the information contained herein. Accordingly, no representation, warranty or undertaking, express or implied, is made and the Global Coordinators and the Joint Bookrunners expressly disclaim any legal or financial liability as to the accuracy or completeness of the information contained in this Base Prospectus or any other information supplied in connection with the issuance or distribution of bonds by Golar LNG Limited. This Base Prospectus is subject to the general business terms of the Global Coordinators and the Joint Bookrunners, available at their respective websites. Confidentiality rules and internal rules restricting the exchange of information between different parts of the Global Coordinators and the Joint Bookrunners may prevent employees of the Global Coordinators and the Joint Bookrunners who are preparing this Base Prospectus from utilizing or being aware of information available to the Global Coordinators and the Joint Bookrunners and/or any of their affiliated companies and which may be relevant to the recipient's decisions. Each person receiving this Base Prospectus acknowledges that such person has not relied on the Global Coordinators and the Joint Bookrunners, nor on any person affiliated with it in connection with its investigation of the accuracy of such information or its investment decision. Oslo, 13 March 2025 DNB Bank ASA (www.dnb.no) Pareto Securities AS (www.paretosec.com) Clarksons Securities AS (www.clarksons.com) Fearnley Securities AS (www.fearnleysecurities.com)

Golar LNG Limited, 13 March 2025 Base Prospectus 39 Annex 1 Template for Final Terms for fixed rate Bonds

Golar LNG Limited, 13 March 2025 Base Prospectus 40 [Annex 1] Final Terms for [Title of the bond issue] Hamilton (Bermuda), [Date]

Golar LNG Limited, 13 March 2025 Base Prospectus 41 Terms used herein shall be deemed to be defined as such for the purpose of the conditions set forth in the Base Prospectus clauses 2 Definitions and 13.3 Definitions, these Final Terms and the attached Bond Terms. [In case MiFID II identified target market are professional investors and eligible counterparties, insert the following:] [MIFID II product governance / Professional investors and eligible counterparties (ECPs) only target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Bonds has led to the conclusion that: (i) the target market for the Bonds is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended) (MiFID II); and (ii) all channels for distribution of the Bonds to eligible counterparties and professional clients are appropriate. [Consider any negative target market]. Any person subsequently offering, selling or recommending the Bonds (a distributor) should take into consideration the manufacturer[’s/s’] target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Bonds (by either adopting or refining the manufacturer[’s/s’] target market assessment) and determining appropriate distribution channels.] [UK MiFIR product governance / Professional investors and eligible counterparties only (ECPs) target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Bonds has led to the conclusion that: (i) the target market for the Bonds is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (UK MiFIR); and (ii) all channels for distribution of the Bonds to eligible counterparties and professional clients are appropriate. [Consider any negative target market]. Any person subsequently offering, selling or recommending the Bonds (a distributor) should take into consideration the manufacturer[’s/s’] target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the UK MiFIR Product Governance Rules) is responsible for undertaking its own target market assessment in respect of the Bonds (by either adopting or refining the manufacturer[’s/s’] target market assessment) and determining appropriate distribution channels.] [PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (EEA). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation (as defined below). Consequently no key information document required by Regulation (EU) No. 1286/2014 (as amended) (the PRIIPs Regulation) for offering or selling the Bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.] [PROHIBITION OF SALES TO UK RETAIL INVESTORS – The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (UK). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (EUWA); (ii) a customer within the meaning of the provisions of FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No. 1286/2014 as it forms part of domestic law by virtue of the EUWA (the UK PRIIPs Regulation) for offering or selling the Bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.] [In case MiFID II identified target market are retail investors, professional investors and eligible counterparties, insert the following:] [MIFID II product governance / Retail investors, professional investors and eligible counterparties (ECPs) target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Bonds has led to the conclusion that: (i) the target market for the Bonds is eligible counterparties, professional clients and retail clients, each as defined in Directive 2014/65/EU (as amended) (MiFID II); EITHER [and (ii) all channels for distribution of the Bonds are appropriate[, including investment

Golar LNG Limited, 13 March 2025 Base Prospectus 42 advice, portfolio management, non-advised sales and pure execution services]] OR [(ii) all channels for distribution to eligible counterparties and professional clients are appropriate; and (iii) the following channels for distribution of the Bonds to retail clients are appropriate – investment advice[,/and] portfolio management[,/ and][non-advised sales][and pure execution services][, subject to the distributor’s suitability and appropriateness obligations under MiFID II, as applicable]]. [Consider any negative target market]. Any person subsequently offering, selling or recommending the Bonds (a distributor) should take into consideration the manufacturer[’s/s’] target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Bonds (by either adopting or refining the manufacturer[‘s/s’] target market assessment) and determining appropriate distribution channels[, subject to the distributor’s suitability and appropriateness obligations under MiFID II, as applicable].] [UK MiFIR product governance / Retail investors, professional investors and eligible counterparties target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Bonds has led to the conclusion that: (i) the target market for the Bonds is retail clients, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (EUWA), and eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (COBS), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (UK MiFIR); EITHER [and (ii) all channels for distribution of the Bonds are appropriate, including investment advice, portfolio management, non-advised sales and pure execution services] OR [(ii) all channels for distribution to eligible counterparties and professional clientsare appropriate; and (iii) the following channels for distribution of the Bonds to retail clients are appropriate – investment advice[,/and] portfolio management[,/ and][non-advised sales][and pure execution services][, subject to the distributor’s (as defined below) suitability and appropriateness obligations under COBS, as applicable]]. [Consider any negative target market]. Any person subsequently offering, selling or recommending the Bonds (a distributor) should take into consideration the manufacturer[’s/s’] target market assessment; however, a distributor subject to FCA Handbook Product Intervention and Product Governance Sourcebook (the UK MiFIR Product Governance Rules) is responsible for undertaking its own target market assessment in respect of the Bonds (by either adopting or refining the manufacturer[’s/s’] target market assessment) and determining appropriate distribution channels[, subject to the distributor’s suitability and appropriateness obligations under COBS, as applicable].] This document constitutes the Final Terms of the Bonds described herein pursuant to the Regulation (EU) 2017/1129 and must be read in conjunction with the Base Prospectus dated 13 March 2025. The Base Prospectus dated 13 March 2025 a base prospectus for the purposes of the Regulation (EU) 2017/1129 (the “Base Prospectus”). Final Terms include a summary of each Bond Issue. These Final Terms and the Base Prospectus [and the supplement[s] to the Base Prospectus] are available on the Issuer's website https://www.golarlng.com, or on the Issuer's visit address, 2nd Floor, S.E. Pearman Building, 9 Par-la-Ville Road, Hamilton HM11, Bermuda, or their successor (s).

Golar LNG Limited, 13 March 2025 Base Prospectus 43 1 Detailed information about the security Generally: ISIN code: [ISIN] The Loan/The Bonds: [Title of the bond issue] Borrower/Issuer: Golar LNG Limited is registered with the Registrar of Companies in Bermuda with registration number 30506. The Company’s LEI code is 213800C2VSFZG3EZLO34. Group: Means the Issuer and its subsidiaries from time to time. Security Type: Unsecured [open] bond issue with fixed rate Borrowing Limit – Tap Issue: [Currency] [Amount borrowing limit] Borrowing Amount [●] tranche: [Currency] [Amount [●] tranche] Denomination – Each bond: [Currency] [Amount denomination] - each and ranking pari passu among themselves Securities Form: As set out in the Base Prospectus clause 13.1. Publication: As specified in the Base Prospectus section 13.4.2. Issue Price: [As defined in the Base Prospectus section 13.3 [Issue price] % Disbursement Date/Issue Date: [As defined in the Base Prospectus section 13.3 [Issue date] Maturity Date: [As defined in the Base Prospectus section 13.3 [Maturity Date] Interest Rate: Interest Bearing from and Including: [Issue date / Other: (specify)] Interest Bearing To: [As defined in the Base Prospectus section 13.3 [Maturity Date] / Other: (specify)] Interest Rate: / Bond Issue with fixed rate (as defined in the Base Prospectus section 13.3): [Interest rate] % p.a. Day Count Convention: : As defined in the Base Prospectus section 13.3 Day Count Fraction – Secondary Market: As specified in the Base Prospectus section 13.5.2.a

Golar LNG Limited, 13 March 2025 Base Prospectus 44 Interest Payment Date: As defined in the Base Prospectus section 13.3 and specified in the Base Prospectus section 13.5.1 2 (fixed rate) Interest Payment Date: [Date(s)] each year. The first Interest Payment Date is [Date]. #Days first term: [Number of interest days] days Yield: As defined in the Base Prospectus section 13.3. The Yield is [yield] Business Day: As defined in the Base Prospectus section 13.3. / Other: (specify)] Amortisation and Redemption: Redemption: As defined in the Base Prospectus section 13.3 and as specified in the Base Prospectus section 13.4.3, 13.5.1.b and 13.5.2.b. The Maturity Date is [maturity date] Redemption Price is [redemption price] % Call Option: As defined in the Base Prospectus section 13.3. [terms of the call option] Call Date(s): [call date(s)] Call Price(s): [call price(s)] Call Notice Period: [call notice period] Put Option: As defined in the Base Prospectus section 13.3. [terms of the put option] Early redemption option due to a tax event: As defined in the Base Prospectus section 13.3. [terms of the early redemption option] Obligations: Issuer’s special obligations during the term of the Bond Issue: As specified in the Base Prospectus section 13.4.7. / Other: (specify)] Listing: Listing of the Bond Issue/Marketplace: As defined in the Base Prospectus section 13.3 and specified in the Base Prospectus section 13.4.5. Exchange for listing of the Bonds: [Exchange] / The Bonds will not be applied for listing on any Exchange. / Other: (specify)]

Golar LNG Limited, 13 March 2025 Base Prospectus 45 Any restrictions on the free transferability of the securities: As specified in the Base prospectus section 13.4.10. Restrictions on the free transferability of the securities: [specify] Purpose/Use of proceeds: As specified in the Base Prospectus section 13.4.1. Estimated total expenses related to the offer: [specify] Estimated net amount of the proceeds: [specify] Use of proceeds: [specify] [Other: (specify)] Prospectus and Listing fees: As defined in the Base Prospectus section 13.3 and specified in the Base Prospectus section 13.4.5. Listing fees: [specify] / Other: (specify)] Market-making: As defined in the Base Prospectus section 13.3. [A market-making agreement has been entered into between the Issuer and [name of market maker]] / Other: (specify)] Approvals: As specified in the Base Prospectus section 13.4.9. Date of the Board of Directors’ approval: [date] / Other: (specify)] Bond Terms: As defined in the Base Prospectus section 13.3 and specified in the Base Prospectus section 13.4.7. By virtue of being registered as a Bondholder (directly or indirectly) with the CSD, the Bondholders are bound by the Bond Terms and any other Finance Document, without any further action required to be taken or formalities to be complied with by the Bond Trustee, the Bondholders, the Issuer or any other party. / Other: (specify)] Status and security: As specified in the Base Prospectus section 13.4.5. / Other: (specify)] Bondholders’ meeting/ Voting rights: As defined in the Base Prospectus section 13.3. / Other: (specify)] Availability of the Documentation: https://www.golarlng.com Global Coordinator(s): [name of global coordinator(s)] as [type of coordinator] Joint Lead Manager(s): [name of joint lead manager(s)] as [type of manager] Bond Trustee: As defined in the Base prospectus section 13.3. Paying Agent: As defined in the Base prospectus section 13.3.

Golar LNG Limited, 13 March 2025 Base Prospectus 46 The Paying Agent is [name and address of the Paying Agent] Securities Depository / CSD: As defined in the Base Prospectus section 13.3 and specified in the Base Prospectus section 13.4.5 / Other: (specify)] Calculation Agent: [As defined in the Base Prospectus section 13.3 / Other: (specify)] Listing fees: Prospectus fee for the Base Prospectus including template for Final Terms is NOK 98,000. [Listing and other fees at the Exchange: (specify) / No listing: N/A]

Golar LNG Limited, 13 March 2025 Base Prospectus 47 2 Additional information Advisor The Issuer has mandated [name of global coordinator(s) and joint lead manager(s)] as [type of coordinator and manager] for the issuance of the Loan. The [type of coordinator and manager] [has/have] acted as advisor[s] to the Issuer in relation to the pricing of the Loan. The [type of coordinator and manager] will be able to hold position in the Loan. / Other: (specify)] Interests and conflicts of interest [The involved persons in the Issuer or offer of the Bonds have no interest, nor conflicting interests that are material to the Bond Issue. / Other: (specify)] Rating [There is no official rating of the Loan. The Issuer is rated as follows: Standard & Poor’s: [•] Moody’s: [•] / Other: (specify)] Listing of the Loan: [As defined in the Base Prospectus section 13.3] The Prospectus will be published in [country]. An application for listing at [Exchange] will be sent as soon as possible after the Issue Date. Each bond is negotiable. Statement from the [type of coordinator and manager]: [name of global coordinator(s) and joint bookrunner(s)] have assisted the Issuer in preparing the prospectus. The [type of coordinator and bookrunner] have not verified the information contained herein. Accordingly, no representation, warranty or undertaking, express or implied, is made, and the [type of coordinator and bookrunner expressively disclaim[s] any legal or financial liability as to the accuracy or completeness of the information contained in this prospectus or any other information supplied in connection with bonds issued by the Issuer or their distribution. The statements made in this paragraph are without prejudice to the responsibility of the Issuer. Each person receiving this prospectus acknowledges that such person has not relied on the [type of coordinator and bookrunner] nor on any person affiliated with them in connection with its investigation of the accuracy of such information or its investment decision. [place], [date] [name of global coordinator(s) and joint bookrunner(s)] [web address of global coordinator(s) and joint bookrunner(s)]

Golar LNG Limited, 13 March 2025

Base Prospectus

Annex 2 Subsidiaries

The following table lists our significant subsidiaries as determined by the public reporting requirements of the United States Securities and Exchange Commission and their purpose as at 31 December 2024. Unless otherwise indicated, we own a 100% ownership interest in each of the following subsidiaries.

Name	Jurisdiction of Incorporation	Purpose
Golar LNG 2216 Corporation	Marshall Islands	Owned the *Golar Arctic,* now sold
Golar Management Limited	United Kingdom	Management company
Golar LNG Energy Limited	Bermuda	Holding company
Gimi MS Corporation [(a)]	Marshall Islands	Owns *FLNG Gimi*
Gimi Holding Company Limited [(b)]	Bermuda	Holding company
Golar Hilli Corporation	Marshall Islands	Leases the *FLNG Hilli*[1]
Golar MK II Corporation	Marshall Islands	Owns MKII FLNG development
Golar Management AS	Norway	Vessel management company
Golar Viking Management DOO	Croatia	Vessel management company
Golar Management (Bermuda) Limited	Bermuda	Management company
Golar Hilli LLC [(c)]	Marshall Islands	Holding company

(a) In November 2018, Gimi MS Corporation ("Gimi MS Corp") was incorporated with Golar LNG Limited as sole shareholder. In February 2019, the FLNG Gimi was transferred to Gimi MS Corp from Golar Gimi Corporation. In April 2019, First FLNG Holdings Pte. Ltd. ("First FLNG Holdings"), an indirect wholly-owned subsidiary of Keppel Capital, acquired a 30% share in Gimi MS Corp.

(b) In July 2019, Gimi Holding Company Limited was incorporated and is wholly owned by Golar LNG. In October 2019, Golar LNG Limited transferred its ownership in Gimi MS Corporation to Gimi Holding Company Limited.

(c) In February 2018, Golar Hilli LLC was incorporated with Golar LNG Limited as sole member. In July 2018, shares in Golar Hilli Corp. (a 89% owned subsidiary of Golar Hilli LLC) were exchanged for Hilli Common Units, Series A Special Units and Series B Special Units. In December 2024 Golar LNG increased its ownership in Golar Hilli LLC to 100% by acquiring all remaining minority interests in the Hilli Common Units, Series A Special Units and Series B Special Units.

(1) The above table excludes mention of the lessor variable interest entity ("lessor VIE") that we have leased a vessel from under a finance lease. The lessor VIE is a wholly-owned, newly formed special purpose vehicle ("SPV") of a financial institution. While we do not hold any equity investment in this SPV, we have concluded that we are the primary beneficiary of this lessor VIE and accordingly have consolidated this entity into our financial results.

48

Golar LNG Limited, 13 March 2025

Base Prospectus

Annex 3 Complete fleet list

The following table lists our current owned shipping fleet as of December 31, 2024:

Vessel Name	Year of Delivery	Capacity Cubic	Flag	Type	Charterer	Current Charter Expiration
Golar Arctic[1]	2003	140,000	Marshall Islands	LNGC Membrane	Idle	N/A

(1) During February, 2025, Golar executed agreements to sell the *Golar Arctic*. The sale price for the vessel, which is unencumbered, is USD 24 million, and delivery of the vessel to its new owner is expected to occur within Q1, 2025.

The following table lists our current owned FLNG fleet as of December 31, 2024:

Vessel Name	Year of Delivery	Capacity MTPA	Flag	Type	Customer	Current Charter Expiration
Hilli Episeyo[1, 2]	2017	2.45	Marshall Islands	FLNG Moss	Perenco/SNH	2026
Gimi[3]	2023	2.7	Marshall Islands	FLNG Moss	BP	2045
Fuji LNG[4]	Conversion in progress	3.5	Marshall Islands	FLNG Moss	TBC	N/A

(1) FLNG Hilli was converted into a MK I FLNG from a LNG carrier which was originally constructed in 1975. She commenced her operations under a LTA with the Customer in May 2018. Under the existing LTA and subsequent amendments to it, FLNG Hilli is required to produce 1.4mtpa per annum through to the end of her current charter in July 2026. In December 2024, Golar entered into agreements to acquire all outstanding minority interests in FLNG Hilli, including 5.45% of the Common Units, 10.9% of the Series A units and 10.9% of the Series B Units.

(2) In July 2024, Golar entered into definitive agreements with PAE to provide a FLNG vessel to SESA, a consortium of leading natural gas producers in Argentina. The agreements require the provision of an FLNG with a capacity of 2.45MTPA for 20-years commencing in 2027. In October 2024 SESA issued a reservation notice for FLNG Hilli that entitles Golar to a reservation fee should the project not reach a FID. The SESA contract remains subject to defined conditions precedent, including an export licence, environmental assessment and Final Investment Decision by SESA.

(3) FLNG Gimi was converted into a MK I FLNG from a LNG carrier which was originally constructed in 1976. Gimi was delivered to Seatrium's shipyard in Singapore for conversion in early 2019 and redelivered to Golar as a FLNG in November 2023. She then proceeded to her contract location on the maritime border offshore Mauritania and Senegal, arriving in January 2024. In August 2024 we entered a commercial reset with BP to simplify contractual cash flows and settle a prior dispute related to payment mechanisms for pre-COD contractual cash flows. Under the reset Golar is entitled to receive daily payments from January 2024 through to COD, expected in Q2 2025. COD will then trigger the start of the 20-year LOA.

(4) In February 2025, 100% owned Fuji LNG, a 2004 built LNG carrier arrived at CIMC's shipyard in China for conversion into a MK II FLNG under the terms of a USD 1.6 billion EPC contract signed in September 2024. The total budget, excluding financing costs, for the conversion is USD 2.2 billion and the completed 3.5 mtpa MK II FLNG is due to be redelivered from CIMC's yard in Q4 2027. Prior to February 2025, Fuji LNG traded as an LNG carrier.

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